UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

PRETORIA RESOURCES TWO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52901	16-0383696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West Main Street, West Fargo, ND	58078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 277-0080

20 West Park Avenue, Suite 207, Long Beach NY 11561

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE

As previously reported, on April 6, 2015, the registrant , Pretoria Resources Two, Inc., entered into an Agreement and Plan of Merger dated April 6, 2015, by and among the r egistrant, BTND Merger Sub, LLC, a wholly-owned subsidiary of the r egistrant, BTND, LLC (“BTND”), all of the members of BTND, and Titan Asset Advisors LLC, a Delaware limited liability company, as to certain limited provisions. Pursuant to the merger agreement, BTND Merger Sub would merge with and into BTND, with BTND remaining as the surviving entity and a wholly-owned operating subsidiary of the registrant. This transaction is referred to throughout this Current Report as the “Merger.” A copy of the original merger agreement was filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 6, 2015.

The parties entered into an amendment to the Agreement and Plan of Merger dated April 21, 2015 to reflect information learned by the registrant during its due diligence investigation of BTND. A copy of the amendment to the merger agreement was filed as an exhibit to a Current Report on Form 8-K filed by the registrant with the SEC on April 21, 2015 (the “Original 8-K”) , which r eport provided Form 10 level information relating to BTND, the operating company acquired in the Merger. The Merger was effective as of April 23, 2015 upon the filing of a certificate of merger with the Secretary of State of the State of Colorado.

The Original 8-K can be found at the following link:  http://www.sec.gov/Archives/edgar/data/1412068/000147793215002629/prti_8k.htm

In accordance with guidance provided by the staff of the S EC with respect to transactions that occur after the end of a fiscal period to the effect that, “for periods ending prior to consummation, periodic reports (Forms 10-Q and 10-K) should be filed by the registrant (legal acquirer) as they become due in the ordinary course of business, and should include the financial statements of the registrant on a premerger basis.” (Division of Corporate Finance Financial Reporting Manual, Section 12220.1(c))

In view of the foregoing guidance , on May 13, 2015, the registrant fil ed a Quarterly Report on Form 10-Q that includes the financial statements of the registrant for the three-month period ended March 31, 2015 , prior to the effective time of the Merger.

The registrant is filing this Amendment No. 1 to the Original Report (“Amendment No. 1”) to provide financial and other information required by Form 10-Q with respect to BTND, LLC, the business acquired by the registrant in the Merger for the thirteen week periods ended March 30, 2014 and March 29, 2015, the end of BTND’s first fiscal quarter . In t his Amendment No. 1 , the following sections have been added or revised:

Item 2.01 Completion of Acquisition or Disposition of Assets has been revised as follows:

•

t he effective time of the Merger (as defined in Item 2.01) has been changed from April 21, 2015 to April 23, 2015, the date on which the State of Colorado accepted the filing of the Statement of Merger ; and

•

t he section titled “Management’s Discussion and Analysis o f Financial Condition and Results of Operations” has been revised to reflect the inclusion of financial information for the thirteen week periods ended March 30, 2014 and March 29, 2015, the end of BTND’s first fiscal quarter .

Item 9.01 Financial Statements and Exhibits has been revised as follow s :

•

Item 9.01( b ) has been revised to disclose the registrant’s position as to why pro forma financial statements of the registrant and BTND, LLC for the fiscal year ended 2014 and as of and for the first fiscal quarter ending March 29, 2015 are not necessary in view of the insignificance of the registrant’s financial position as of the end of such period

•	Item 9.01(d) has been revised to add the following exhibits:

21	Subsidiaries of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm

99.2	Unaudited quarterly consolidated financial statements of BTND, LLC as of and for the fiscal quarters ended March 30, 2014 and March 29, 2015

Except as otherwise not ed above, no other sections of or information included in the Original 8-K have been amended or revised in this Amendment No. 1.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements. These statements are based on the Company’s (as hereinafter defined) current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to them. All statements, other than statements of historical fact, included herein regarding the Company’s strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “may,” “anticipate,” “intend,” “would,” “plan,” “believe,” “estimate,” “should,” and similar words and expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this Current Report include express or implied statements concerning the Company’s future revenues, expenditures, capital or other funding requirements, the adequacy of the Company’s current cash and working capital to fund present and planned operations and financing needs, the growth of the Company’s business, the timing of our expansion plans, the cost of raw materials and labor, consumer preferences, the effect of government regulations on the Company’s business, the Company’s ability to compete in its industry, as well as future economic and other conditions both generally and in the Company’s specific geographic markets. These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled “Risk Factors” in this Current Report. Given those risks, uncertainties and other factors, many of which are beyond the Company’s control, you should not place undue reliance on these forward-looking statements.

Before purchasing any securities of the Company, you should carefully read and consider the risks described under the section entitled “Risk Factors.” You should be prepared to accept any and all of the risks associated with purchasing the securities, including a loss of all of your investment.

The forward-looking statements relate only to events as of the date on which the statements are made. Neither the Company nor BTND (as hereinafter defined) undertakes any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures the Company makes in future public filings, statements and press releases.

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TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS		3
TABLE OF CONTENTS		4
Item 1.01.	Entry into a Material Definitive Agreement	5
Item 2.01.	Completion of Acquisition or Disposition of Assets	5
	FORM 10 INFORMATION	6
	BUSINESS	7
	RISK FACTORS	19
	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	37
	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
	DIRECTORS AND EXECUTIVE OFFICERS	51
	EXECUTIVE COMPENSATION	54
	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	46
	LEGAL PROCEEDINGS	56
	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	56
	RECENT SALES OF UNREGISTERED SECURITIES	57
	DESCRIPTION OF SECURITIES	58
	INDEMNIFICATION OF DIRECTORS AND OFFICERS	59
	FINANCIAL STATEMENTS AND EXHIBITS	60
Item 3.02.	Unregistered Sales of Equity Securities	60
Item 5.01.	Changes in Control of Registrant	60
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	60
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	60
Item 5.06.	Change in Shell Company Status	61
Item 9.01.	Financial Statements and Exhibits	61

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Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 6, 2015, Pretoria Resources Two, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger. The disclosures set forth in Item 2.01 below relating to the Agreement and Plan of Merger and the merger affected thereby are hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Merger

Pursuant to an Agreement and Plan of Merger dated April 6, 2015 (the “Merger Agreement”), by and among Pretoria Resources, Inc. (“Pretoria Resources”), BTND Merger Sub LLC, a Colorado limited liability company and wholly-owned subsidiary of Pretoria Resources (“Merger Sub”), BTND, LLC, a Colorado limited liability company (“BTND”), all of the members of BTND (the “Members”), and Titan Asset Advisors LLC, a Delaware limited liability company (“Titan”), as to certain limited provisions, Merger Sub merged with and into BTND, with BTND remaining as the surviving entity and a wholly-owned operating subsidiary of Pretoria Resources. This transaction is referred to throughout this Current Report as the “Merger.” The Merger was effective as of April 23, 2015, upon the filing of a statement of merger with the Secretary of State of the State of Colorado.

As used in this Current Report, the terms the “we,” “us,” and “our” refer to the Company, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Pretoria Resources” refers to the Company before giving effect to the Merger and the term “BTND” refers to BTND before the Merger.

At the effective time of the Merger (the “Effective Time”), the legal existence of Merger Sub ceased and all of the outstanding membership interests in BTND immediately prior to the Effective Time were cancelled, and a membership interest in BTND was issued to the Company. Simultaneously, the Company issued to the former holders of BTND membership interests, in consideration of the cancelation their membership interests in BTND, an aggregate of 9,911,000 restricted shares of the Company’s common stock, par value $0.0001 per share, equal to 90.1% of the total number of shares of common stock outstanding after giving effect to the Merger.

Upon completion of the Merger, the former members of BTND held 90.1% of the outstanding shares of capital stock of the Company. Accordingly, the Merger represents a change in control of the Company. As of the date of this report, there are 11,000,000 shares of the Company’s common stock outstanding.

As additional consideration for the acquisition of control of the Company by the Members, BTND issued to Titan a promissory note in the principal amount of $199,000.00 payable from the proceeds received by the Company from the first sale of securities by the Company after the Effective Time from which it receives gross proceeds equal to at least $2.0 million (the “Titan Note”). The Titan Note bears interest at the rate of 1% per annum.

The Merger Agreement contains customary representations, warranties, and covenants of the Company, BTND, the Members and Merger Sub for a reverse triangular merger (and accompanying transactions). Breaches of representations and warranties are secured by customary indemnification provisions.

Upon consummation of the Merger, the board of directors and management of the Company resigned as of the closing of the Merger Agreement and appointed new directors (subject to the expiration of the waiting period required by SEC rules and the delivery to our shareholders of a report that we previously had filed with the SEC) and management of the Company.

Pursuant to the Merger Agreement, Titan, an entity wholly owned by Bryan Glass, the principal stockholder of the Company, agreed to pay all costs and expenses of BTND in connection with the Merger and the first private offering of securities made by the Company after the Effective Time and to pay BTND’s legal fees in an amount up to $20,000.

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Under the Merger Agreement, the Merger may be unwound and the Merger Agreement terminated and cancelled in the event that the Company has not received gross proceeds from an offering of its securities equal to at least $2 million (“Proceeds”) by a date that is 90 days after the closing of the Merger, upon the determination of the Members who held a majority in interest of the membership interests in BTND prior to the Effective Time. If the Merger is unwound, Titan has agreed to cancel the Titan Note.

On April 14, 2015, the parties entered into an Amendment to Agreement and Plan of Merger solely for the purpose of describing in the schedule of exceptions certain defects to title to properties held by BTND discovered by Pretoria’s during its due diligence investigation of BTND. A discussion of the defects in title to the properties held by BTND is set forth under the heading “Business – Burger Time History.” The Amendment also provides Parent and/or Merger Sub with the right to unwind the merger in the event that BTND has not cleared any defects to title to its properties within seventy five (75) days of the date of the agreement. A copy of the Amendment to Agreement and Plan of Merger is filed as exhibit 2.3 to this Current Report on Form 8-K (“Current Report”).

The Merger was accounted for as a reverse-merger and recapitalization in accordance with generally accepted accounting principles (“GAAP”), whereby the Company is the accounting acquiree and BTND is the accounting acquirer. Consequently, the consolidated assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger are those of BTND and the consolidated financial statement after completion of the Merger will include the assets and liabilities of BTND, historical operations of BTND and operations of BTND from the effective time of the Merger and in all future filings with the SEC.

Upon the Effective Time, the Company ceased to be a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Merger resulted in a change in control of the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to our Current Report on Form 8-K as filed with the SEC on April 6, 2015, and is hereby incorporated by reference herein.

FORM 10 INFORMATION

Upon the Effective Time, we ceased to be a “shell company,” as such term is defined in Rule 12b-2 under the Exchange Act. Pursuant to Item 2.01(f) of Form 8-K, if, prior to a transaction necessitating the filing of a Form 8-K the registrant was a shell company and as a result of such transaction the registrant ceases to be a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 promulgated under the Exchange Act.

Accordingly, we are providing below the information that would be included in a registration statement on Form 10 if we were to file a Form 10 as a “smaller reporting company,” as such term is defined by the SEC.

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BUSINESS

Overview

We develop, own and operate “Burger Time” restaurants. The first Burger Time restaurant opened in Fargo, North Dakota in 1987. Our restaurants feature a wide variety of burgers and other affordably priced foods such as chicken sandwiches, pulled pork sandwiches, sides and soft drinks. We believe that our restaurants appeal to a broad spectrum of consumers but our core customers comprise working men in the 20 - 40 year old demographic. We serve customers by way of a single or double drive-thru format and walk up windows. We do not offer interior seating but provide outdoor seating areas and parking areas for our customers’ use. We currently own and operate eight restaurants in the upper Midwest, including four restaurants in North Dakota, two in South Dakota and two in western Minnesota. Our primary growth strategy is to open new company-owned restaurants in existing and new markets and to establish a franchise program.

Our operating principles include: (i) offering bigger burgers and more value for the money; (ii) offering a limited menu to permit the maximum attention to quality and speed of preparation; (iii) providing fast service by way of the single or double drive-thru design and a computerized point-of-sale system at some of our restaurants that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the quick-service restaurant industry.

We operate in the fast food hamburger category of the quick service restaurant (“QSR”) segment of the restaurant industry. The QSR segment comprises fast food restaurants characterized by limited menus, limited or no table service and fast service. In the United States, the QSR segment is the largest segment of the restaurant industry and has demonstrated growth over a long period of time. According to Statista Inc., one of the leading statistics companies on the internet, which prepares and disseminates data relating to the restaurant industry and other industries, between 2004 and 2014, consumer spending in the QSR sector grew from $187 billion to $261.9 billion. In 2013, there were 232,611 QSR establishments in the U.S., each employing an average of 15.71 persons. Further, Statista’s information demonstrates that 82.6% of U.S. consumers visit fast food restaurants at least once a week, with around 14% visiting at least four times a week.

Menu

We seek to give our customers more good food for their money and to give it to them “hot ‘n fresh.”

Our restaurants feature a wide variety of juicy, flame broiled burgers that we refer to as “Bigger Burgers” because they are made with 25% more meat and are larger in diameter than the typical quarter pound burger offerings served by our competitors. Our burgers are custom made to our specifications by our supplier, with no fillers, only beef and salt. Each burger is made to a customer’s individual order, so they are served hot and fresh. Burger favorites include a mushroom Swiss burger, a jalapeno burger, and a full pound burger to satisfy the heartiest appetite. Other entrees include chicken sandwiches, pulled pork sandwiches and chicken chunks. Our burgers and sandwiches are served on fresh buns and are topped with generous helpings of top-tier condiments. We offer an array of traditional and signature sides, many of which have evolved into regional favorites, such as large cut battered onion rings, cheese curds, fried pickle spears and chicken fries. We also offer soft drinks and other reasonably priced food and beverage items. From time to time, we offer specialty sandwiches and wraps at similar price points. Our limited menu is designed to deliver quality across all products, a high taste profile and unmatched speed of delivery.

Our objective is to serve customers within 60 seconds of their arrival during the peak day parts of lunch and dinner and within 3 minutes at other times. We are able to achieve this on the basis of our single and double drive-thru format and on our integrated restaurant design and equipment lay-out that allows us to deliver exceptional food with fast service times. Several of our restaurants have a computerized point-of-sale system which displays each item ordered on a monitor viewed by food and drink preparers. This enables the preparers to begin filling an order before the order is completed and totaled, thereby increasing the speed of service to the customer and the number of sales per hour. We plan on installing similar point of sale systems in all of our restaurants during 2015.

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One of our key operating strategies is to purchase most of our food items in single serving sizes, which allows us to minimize inventory and storage requirements and that mandates frequent deliveries, which ensures that our food is always fresh.

Our restaurants are generally open from 10 am to 10 pm per day, seven days a week, for lunch, dinner and late-night snacks and meals.

We believe that our restaurants appeal to a broad spectrum of consumers but we focus on appealing to working men in the 20 - 40 year old demographic who appreciate the size and variety of our burgers, the value for the money proposition offered by our bigger burgers and the speed and efficiency offered by our single and double drive-thru windows.

Locations

The table below provides basic information about each of our restaurants.

		Building	Land
Location	Open Since	(Approx Sq Ft)	(Square Feet)
Fargo, North Dakota	1987	600	35,000
Grand Forks, North Dakota	1989	650	29,580
Minot, North Dakota	1992	800	33,600
Bismarck, North Dakota	1989	600	30,750
Sioux Falls, South Dakota	1991	650	17,688
Sioux Falls, South Dakota*	1991	650	15,000
Moorhead, Minnesota	1988	600	22,680
Waite Park, Minnesota	1989	700	30,750

________

* Leased

We own the real estate on which all but one of our eight restaurants is situated. We believe that owning the land is a financially sound investment during this period of depressed real estate prices and we intend to pursue this strategy for so long as economic conditions allow. All of our owned properties are subject to mortgages secured by our real and personal property. We lease the property on which our Sioux Falls, South Dakota restaurants is situated on a month-to-month basis, for which we pay monthly rent of $1,300. Our restaurants are located in commercial and mixed use zoning districts, where our target customers work, which positions the restaurants for lunch and dinner visits.

Restaurant Design and Operation

Restaurant Design

Our restaurants are free-standing facilities with single or double drive-thru capability and walk-up service windows. Our restaurants are built to company-approved specifications as to size, interior and exterior decor, equipment, fixtures, furnishings, signs, parking and site improvements. The menu, store layout and equipment are designed to work together to allow us to offer exceptional food with fast service times. This integrated design allows for maximum food output with minimal labor.

The restaurants have a highly visible, distinctive and uniform look that is intended to appeal to customers of all ages. Our restaurants are generally 600 to 800 sq. ft. and are designed for maximum financial and operational efficiency. As a result of their small size, our restaurants can be constructed on as little as 15,000 square feet of land (by way of comparison, McDonalds advises prospective franchisees that the ideal site for a stand-alone restaurant is 50,000 square feet). As a result of the small size of the structure, our restaurants generally require a smaller capital investment and have lower occupancy and operating costs per restaurant than traditional quick-service competitors. The size of the facility also permits somewhat greater flexibility with respect to the selection of prospective sites for restaurants.

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Our standard restaurant design encompasses a tidy red and white structure and features distinctive a single drive thru window or double drive thru windows on each side. The roof overhangs to protect the drive thru windows from the weather. A walk-up service window is situated at the front of each restaurant. Our design and color scheme is intended to convey a message of "clean and fast" to the passing motorist. Our restaurants do not provide an interior dining area but offer parking and a patio for outdoor eating.

Staffing

Each restaurant is staffed with twelve to sixteen employees, including a manager, assistant manager, supervisor, cooks and serving staff. Work shifts are staggered and vary in length of time to ensure superior customer service during our busiest times. We are highly focused on customer service and we aim to staff our restaurants with personnel who are friendly and customer focused.

We have been fortunate to have enjoyed a continuous relationship with each of the managers of our restaurants in excess of 11 years, which demonstrates to us that the care we take of our employees is reciprocated and that they enjoy working for our Company. Our highly experienced managers train new assistant managers over a period of several months in all facets of a restaurant’s operations. Other personnel can be trained in a matter of days.

Our manager training stresses food quality; fast, friendly customer service; restaurant cleanliness; and proper management operations of a quick service restaurant. We also focus on food safety and sanitation, employment laws and regulations, and systems to control food and labor costs.

Our managers and assistant managers are full time employees. We support our managers by offering competitive wages and benefits, including an incentive bonuses tied to sales performance for each quarter. Most other staff members are part time employees.

Our future growth and success are highly dependent upon our ability to attract, develop and retain qualified restaurant management and hourly staff members, which may be challenging.

Restaurant Reporting

Each restaurant has a computerized point-of-sale system monitored by the management of the restaurant. With this system, managers are able to monitor sales, labor, customer counts and other pertinent information. This information allows a manager to better control labor utilization, inventories and operating costs. Information is reported up to our corporate staff where it is analyzed to maximize cost efficiencies in food and labor costs and inventories and customer counts on a weekly basis and profit and loss statements and balance sheets on a monthly basis.

The general manager of each restaurant reports directly to our President, who oversees all aspects of restaurant operations including kitchen operations, restaurant facility management, new restaurant openings and the roll-out of key operational initiatives. All of our restaurants prepare detailed monthly operating budgets, and compare their actual results to their budgets.

Purchasing and Distribution

We purchase all of our food, paper, packaging and related supplies from Sysco Corporation, the nation’s largest distributor of food products. Sysco distributes these supplies to our restaurants on a frequent and routine basis. Typically, our inventory of supplies is never more than $5,000 at any restaurant. This ensures that our food is consistently fresh and frees cash flow for other purposes.

We are party to a five-year exclusive beverage service agreement under which we have agreed to purchase all of our beverages, other than coffee, tea or milk, from Dakota Beverages, LLC, d/b/a Pepsi Beverages Co., through December 22, 2015. Under this agreement, Pepsi provides to us certain small economic incentives for being an exclusive supplier and all beverage-dispensing equipment free of charge.

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Beef is our largest product cost item and represented approximately 32% of our total restaurant supplies costs for 2014. Fluctuations in supply and prices can significantly impact our restaurant service and profit performance. For example, during the last 12 months, beef increased by nearly 24%.

Marketing and Advertising

Our marketing efforts are intended to convey the principles that we believe attract our core customers – we provide our patrons with more good food for their money by offering them “a bigger burger” and we give it to them “hot ‘n now.”

To date, our marketing and advertising spend has been allocated to advertisements in newspapers and radio in the geographic areas in which our restaurants are located. In addition, we have employed product discount coupons, live remote broadcasts, customer contests and direct mailings. We also utilize marketing incentives from our suppliers whenever possible. Increasingly, we deploy social media tools, such as Facebook, to promote our brand and local stores.

Our marketing related expenditures were approximately 1.25% and 1.3% of revenues for 2014 and 2013, respectively.

We expect that as we expand our restaurant base and commence a franchise program, our marketing and advertising expenditures will increase commensurately. We expect that as we open new restaurants in existing geographic areas, we will be able to take advantage of operating and marketing efficiencies resulting from the “clustering” of our restaurants.

We expect to develop and deploy a more sophisticated marketing campaign intended to build consumer brand awareness of our restaurants.

Targeted New Restaurant Economic Model

Our new restaurant economic model is based on a low capital investment, low preopening expenses and lean and disciplined operating efficiencies. For example, because we do not offer interior seating, our restaurant footprint is small, generally around 650 sq. ft., which can be situated on a parcel of real estate as small as 15,000 sq. ft (approximately 0.344 acres), which includes sufficient space for parking and outdoor seating. Accordingly, our real estate costs, whether we purchase or lease, are low. Operationally, we take several steps to maintain efficiency, including maintaining inventory of no more than approximately $5,000 per store at any given time (which also has the advantage of allowing for frequent deliveries of fresh food).

Our current new restaurant investment model targets an average total cash investment of $470,000. This figure includes cash allocated to the acquisition of real estate at a price of $350,000, for which we will contribute $87,500 of the purchase price in cash, or 25%, and the balance of which, $262,500, or 75%, we will finance through third parties. Real estate and finance costs may vary materially by location. We believe that owning the land is a financially sound investment during this period of depressed real estate prices and we intend to pursue this strategy for so long as economic conditions allow.

Restaurant opening expenses (also referred to as “preopening” expenses) include incremental out-of-pocket costs that are directly related to the openings of new restaurants and incurred prior to opening. New restaurant preopening expenses include the following:

Fixtures and construction:	$150,000
Equipment and machines:	$150,000
Initial inventory:	$15,000
Training and related costs:	$12,500
Grand opening advertising:	$15,000
Security deposits, utility deposits, business licenses, attorneys’ fees and prepaid expenses, including insurance and miscellaneous expenses:	$22,500

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Preopening costs can fluctuate significantly from period to period, based on the number and timing of restaurant openings and the specific preopening costs incurred for each restaurant.

We may also seek to acquire sites for new restaurants that previously had been operated as quick service restaurants but that discontinued operations for any number of reasons. Our research shows that there are a number of these sites with improvements available for purchase at favorable prices, in some cases below replacement cost. If we purchase properties such as these, we may be able to utilize the existing structure and remodel or reconstruct it to our specifications. We believe that we can convert these locations into Burger Time restaurants quickly and at meaningful cost savings relative to new restaurant construction. We believe that we can make these locations successful because we have developed a successful business model based on low capital requirements to construct and operate our restaurants. These low costs allow us to operate profitably where other fast food restaurants may not be able to because, for example, franchise fees may reduce the owner’s profits below what might be acceptable.

We believe that our new restaurants may require several months after opening, or more, to achieve their targeted restaurant-level sales and operating margin due to cost of sales and labor inefficiencies, especially with respect to restaurants that we open in new geographic areas. How quickly new restaurants achieve their targeted sales and operating margin depends on many factors, including the level of consumer familiarity with our brand when we enter new markets, as well as the availability of experienced managers and other staff. However, every restaurant has a unique opening sales pattern, and this pattern is difficult to predict. As a result, a significant number of restaurant openings in any single fiscal quarter, along with their associated opening expenses, could have a significant impact on our consolidated results of operations for that period. We believe that by a restaurant’s second full year of operations, we can achieve an annualized cash-on-cash return of approximately 30% of our investment on new restaurants, although there is no guarantee that this target will be met.

Growth Strategy

We believe that we are well-positioned to take advantage of significant growth opportunities because of our relatively low new restaurant opening costs, disciplined business model and low financing costs. We plan to continue to expand our business and drive restaurant sales growth, improve margins and enhance our competitive positioning by executing on the following strategies:

Expand Our Restaurant Base

New restaurant development is expected to be the key driver of our growth strategy. We believe that there are numerous opportunities to open new restaurants in existing and new geographic areas. Initially, we plan to develop new restaurants in some of our existing markets to take advantage of operational and financial efficiencies. This “clustering” approach can provide specific economic benefits including lower supply and distribution costs, improved marketing efficiencies and increased brand awareness. As we continue to increase and strengthen our position in our core markets, we intend to expand our presence into key, contiguous new markets. We believe a contiguous market expansion strategy will provide us with an attractive opportunity to develop brand awareness and infrastructure while increasing our geographic presence. Our current plan is to open an estimated three to six company-operated restaurants in fiscal 2015 and six to eight company-operated restaurants in fiscal 2016 in existing and new markets in the Midwest.

We are developing a franchise program that we expect to introduce in 2016. Though we have not undertaken any research to establish the franchise potential of our restaurants, we believe that our restaurant concept will be attractive to potential franchisees because of the low cash investment requirements and ease of operation of our restaurants. On these bases, we believe that we can develop an active franchise market. We view a franchise program as an important tool for increasing revenues and growing our brand.

From time to time, we (and our franchisees) may close restaurants based on operating metrics or other factors, though we do not anticipate closing any company-operated restaurants in fiscal 2015. There is no guarantee that we will be able to open new company-operated or franchised restaurants, or to increase the overall number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described below under “Risk Factors,” including competition for customers, sites, franchisees, employees, licenses and financing.

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Increase Our Comparable Restaurant Sales

We believe that new restaurant openings relative to our comparable restaurant base will be our primary driver of growth and increased revenue. However, we are considering a number of ways to improve sales and restaurant performance, including serving the morning day part by adding a breakfast menu and by offering ice cream products during the day and night time day parts. We believe that a breakfast menu would be relatively easy to incorporate into our existing operations because there would be little impact to our distribution requirements, given that our sole food supplier, Sysco, can provide us with a wide range of breakfast foods that would mesh nicely with our existing menu, and the type of food we would offer on a breakfast menu would entail preparation and cooking techniques similar to our existing menu. In management’s estimation, by adding ice cream products, including shakes, to our menu, we may be able to attract a more diverse range and steady flow of customers, including families with children. In addition, we will continue to create and offer seasonal and limited-time specialties to keep our menu fresh and our customers interested.

Increase Brand Awareness

Our loyal customer base and following is now entering a third generation of Burger Time devotees. In order to develop and enhance brand awareness, we intend to update and expand our web presence. We expect to create a complete web-based program designed around mobile usage, including introducing a web- based loyalty program. We will deploy internet advertising to match specific menu items targeted to specific demographic groups. We will deploy cross-over ads with radio and social media interacting with each other. We intend to develop social media campaigns in other markets.

New Restaurant Development

Site Selection

We consider the location of a restaurant to be the most important factor in the long-term success of a restaurant. Accordingly, we devote significant effort to the investigation and evaluation of potential restaurant locations. Our team works together with outside real estate consultants to locate, evaluate and negotiate new sites using various criteria, including demographic characteristics, daytime population thresholds and traffic patterns, along with the potential visibility of, and accessibility to, the restaurant. Because of our low development and operating costs, our restaurants may be located in a variety of neighborhoods, which gives us greater flexibility and reduces our operating risk when selecting new restaurant locations.

Design and Construction

We will continue to focus on developing freestanding sites with either a single or double drive-thru format, which appeals to our core customers who appreciate speedy and efficient service. We work with local architects and engineers, as necessary, to design a structure that comports with our traditional look and feel. We employ local contractors for all facets of the construction and to obtain building, occupancy and related licenses. Our corporate office is responsible for obtaining all necessary permits and licenses required in connection with the operation of our restaurants.

Our site selection and development process may take from 4 to 6 months from the point when we select a community in which to open a restaurant to the grand opening. The actual timeframe for the development of a new restaurant will vary based on site specific considerations such as whether the location is a new construction or converted from an existing structure, or whether the location is within a new or existing market. Other factors will bear on development times, including the impact of weather and the availability of qualified contractors and construction crews. Our President currently oversees each step of the development process that prepares a new restaurant for turnover to operations, though we expect that as the pace of development increases, we will engage a senior executive officer to undertake the development role.

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Franchise Program

We believe that our restaurant concept will be attractive to potential franchisees because of the low cash investment requirements and ease of operation of our restaurants.

The franchise structure represents an attractive growth strategy for our Company, because it:

•	will afford us access to investment capital without forcing us to cede control of our Company to new investors;
•

ultimately may permit us to benefit from the economies of scale associated with larger organizations, such as by allowing us to enter into long-term/high volume contracts with suppliers which could reduce the cost of inventory and distribution;

•	would give us the opportunity to deploy regional advertising and promotional programs;
•	provide us with access to motivated entrepreneurs who have greater incentive than employees to operate their businesses successfully because they have a direct stake in the operation; and
•	would represent the possibility to compound revenue growth without requiring a corresponding increase in infrastructure, which we expect would add to our bottom line.

We are in the early stages of developing our franchise model and have not created any franchise program documents or made filings with any regulatory body in any jurisdiction relating to such a program. We expect that our first franchises will be developed in the Midwest, where we believe that we will be able to more competently and efficiently monitor, manage, support and oversee the development of our franchisees. We believe that this will allow us to optimize brand marketing within our geographic area.

The development of a franchise program represents a significant commitment of resources, both financial and management, and we cannot be certain that our franchise program would be successful. If we implement a franchise program, it will deplete capital that would otherwise be allocated to developing company-owned restaurants and will divert management’s attention from operating and managing our existing restaurants.

Trademarks and Service Marks

We have registered our trademark “Hot ‘n Now” with the United States Patent and Trademark Office. We have also registered our mark “It’s Burger Time” with the State of North Dakota. We believe that our trademarks and service marks have value to us and are important to our marketing efforts. We may develop additional marks in the future. Our policy is to pursue registration of our marks whenever possible and to oppose vigorously any infringement of its marks.

Competition

The QSR segment of the restaurant industry is highly competitive and is dominated by major chains that possess substantially greater financial and other resources than we have. The industry is affected by changes in a geographic competition, changes in the public’s eating habits and preferences, local and national economic conditions affecting consumer spending habits, population trends and local traffic patterns. Key elements of competition in our industry are the price, quality and value of food products offered; quality and speed of service; advertising effectiveness; brand name awareness; restaurant convenience; and attractiveness of facilities. We compete primarily on the basis of value of food (portion size), price, food quality and speed of service. A significant change in pricing or other marketing strategies by one or more of our competitors could have an adverse impact on our sales, earnings and growth. Our competition includes a variety of national and regional fast food chains and locally-owned restaurants that offer carry-out, dine-in, delivery and catering services, many of which have achieved significant brand and product recognition and engage in extensive advertising and promotional programs. Our competition in the geographic areas in which operate include McDonalds, Burger King, Carl’s Jr. and Wendy’s.

In addition, if we implement a franchise program, we will compete for franchisees with many franchisors of restaurants and other business concepts that have greater market recognition and greater financial, marketing and human resources than we do.

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Seasonality

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically slightly lower in the first and fourth quarters due to holiday closures and the impact of cold weather at our upper Midwest locations. Adverse weather conditions may also affect customer traffic, especially in the first and fourth quarters, when customers do not use our outdoor seating areas, which impacts the use of these areas and may adversely affect our revenue.

Employees

As of March 31, 2015, we had 100 employees, 29 of whom are full time and 71 of whom are part time. These included three corporate personnel and six restaurant managers, all of whom are salaried employees, and 91 assistant managers and restaurant staff, all of whom are hourly employees. We believe that relations with our employees are good. There has been no union activity at any of our restaurants.

Burger Time History

On May 11, 2007, BTND entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with BTAC Properties, Inc. (“BTAC Properties”), a subsidiary of Sten Corporation (“Sten”), both of which were affiliates of BTND as of the date thereof. Pursuant to the Asset Purchase Agreement, BTND purchased substantially all of the assets of BTAC Properties, including 14 restaurant locations, and assumed certain liabilities relating to its Burger Time restaurant business, for a price of $3,692,749 (the “Purchase Price”). Eight of the real properties acquired by BTND under the Asset Purchase Agreement were subject to mortgages securing obligations owed by BTAC Properties to Standard Insurance Company (“Standard Insurance”) under promissory notes issued by BTAC Properties in favor of Standard Insurance. Title to the real properties (and fixtures) was transferred by BTAC Properties to BTND by way of General Warranty Deeds. The parties agreed that the BTND would not record the General Warranty Deeds until such time BTAC Properties obtained the approval of Standard to the transfer of the mortgaged properties, as required by the terms of the mortgages covering such properties. BTND has paid the Purchase Price in full, subject to remaining payments under a promissory note made by BTND in favor of Sten (the “BTND/Sten Note”). BTND has made all payments to Sten under the BTND/Sten Note on a timely basis.

Gary Copperud, the President and a director of our Company and the manager of BTND since its inception in 2007, was a director of Sten until May 2007 and continues to be a principal stockholder in that company. Mr. Copperud also was the president of each of BTAC and BTAC Properties since their inception until a date immediately prior to the Asset Purchase Agreement.

By reason of a drafting oversight, the Asset Purchase Agreement as originally executed among the parties identified Burger Time Acquisition Corporation (“BTAC”) as the seller; however, as of the date of the agreement, BTAC did not own the assets being sold, but rather, all of the assets were owned by and held in the name of BTAC Properties. On April 14, 2015, BTAC Properties, BTAC, Sten and BTND entered into an Amendment Agreement to, among other things, correct the drafting oversight in the Asset Purchase Agreement and substitute BTAC Properties as the seller of the assets in place of BTAC (the “Amendment Agreement”). This Amendment Agreement further provides that neither BTAC Properties, BTAC nor Sten would take any action that would jeopardize BTND’s ownership in the real properties it acquired under the Asset Purchase Agreement, including selling or encumbering the property in any way and that each such party will do everything necessary to confer upon BTND the benefits of the Asset Purchase Agreement, including vesting in BTND all right, title and interest to the properties in BTND’s name.

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The foregoing is only a brief description of the Amendment Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amendment Agreement filed as Exhibit 10.14 to this Current Report and incorporated herein by reference.

As noted above, eight of the properties sold by BTAC Properties to BTND were subject to mortgages held by Standard Insurance that provided that BTAC Properties either would obtain the prior approval of Standard to the transfer of the mortgaged properties or, pursuant to a “due on sale” provision included in the promissory notes and the mortgages, satisfy all of its obligations under the promissory notes made by BTAC Properties in favor of Standard. BTAC Properties has never sought to obtain Standard Insurance’s consent to the transfer of the properties to BTND. Accordingly,

•	the properties subject to the mortgages held by Standard continue to be subject to such mortgages; and
•	title to the properties has never been recorded in the name of BTND.

As of the date of this Agreement, BTND is the owner of the assets it acquired from BTAC Property that are subject to the mortgages held by Standard but is not the registered title holder as recorded in the property records offices in the counties where these properties are located. Moreover, these properties continue to be subject to the terms of the mortgages granted by BTAC Properties to Standard Insurance. (Standard Insurance granted its consent to the sale of two of the eight properties and a portion of the proceeds received from such sales was applied to the reduction of the Standard Insurance notes.)

The mortgages granted by BTAC Properties to Standard provide that any failure to either (i) obtain Standard’s approval of the transfer of the properties from BTAC Properties to BTND and pay the fees associated with the transfer, or (ii) cure the default under the BTAC Properties/Standard Notes to Standard Insurance’s satisfaction or (iii) otherwise satisfy the BTAC Properties/Standard Notes by prepaying them along with prepayment penalties and other fees and expenses, would give to Standard Insurance the right to foreclose upon the properties and sell them. In addition, Standard Insurance may have claim for damages against BTAC Properties and its parent, Sten, the amount of which cannot presently be determined.

As of December 31, 2014, the aggregate principal balance under the promissory notes made by BTAC Properties in favor Standard was $634,582.

BTND is advised that neither Sten nor BTAC Properties has the financial resources to satisfy the amounts due under the BTAC Properties/Standard Notes. If BTAC Properties is required to satisfy the these notes, it would have to call the amounts due under notes made by BTND to BTAC Properties. As of December 31, 2014, BTND owed $634,582 to Sten under the BTND/Sten Note. We do not have assets sufficient to satisfy BTND’s obligations under the BTND/Sten Note.

The foregoing is only a brief description of the promissory notes made by BTAC Properties in favor of Standard Insurance (the “BTAC Properties/Standard Notes”) and the mortgages granted by BTAC Properties to Standard Insurance (the “BTAC Properties/Standard Mortgages”). It does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the BTAC Properties/Standard Notes and the BTAC Properties/Standard Mortgages filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report and incorporated herein by reference.

As of the date hereof, BTAC Properties and BTND are working with Standard Insurance to affect an approved transfer of the properties under the instruments. In addition, BTND is seeking to obtain commitments for one or more loans which would be secured by its properties, the proceeds of which it would use to satisfy Standard Insurance under the BTAC Properties/Standard Notes.

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Under the BTAC Properties/Standard Mortgages, Standard Insurance has the option to waive its right to accelerate payment of and its right to call a prepayment under the BTAC Properties/Standard Notes upon a transfer by BTAC Properties of the properties to a third party if BTAC Properties satisfies certain conditions, including the provision of information regarding the transferee. BTAC Properties, through Gary Copperud, as a signatory on the BTAC Properties/Standard Notes, has made the written request and submitted the required documentation to Standard Insurance. We believe that Standard Insurance may be receptive to a transfer of the properties to BTND and its assumption of the mortgages and issuance of a new promissory note in the outstanding principal balance due under the BTAC Properties/Standard Notes because:

•	all payments due under the BTAC Properties/Standard Notes have been timely made since their issuance in 2007;
•	BTND has abided by all of covenants under the BTAC Properties/Standard Mortgages since their issuance; and
•

in view of the fact that Gary Copperud was the president and director of BTAC Properties, the operator of the Burger Time business at the time Standard Insurance made the loan and continues to operate the Burger Time business through BTND, there is a continuity of ownership that would provide Standard Insurance with the confidence that the business will continue to be operated profitably and that BTND will continue to be able to satisfy all of the obligations under the BTAC Properties/Standard Notes and the BTAC Properties/Standard Mortgages.

If Standard Insurance approves the transfer of the properties to BTND, it will be entitled to receive the aggregate sum of up to approximately $12,800 in transfer fees under the terms of the BTAC Properties/Standard Mortgages (using the principal balances as of December 31, 2014). Alternatively, Standard Insurance could require that the parties enter into a new agreements on terms different and, perhaps, less favorable, than the terms under the existing documents.

In the event that Standard Insurance does not approve the transfer of the properties to BTND under the terms of the BTAC Properties/Standard Mortgages, we believe that we will be able to secure alternative financing to satisfy all of the obligations under each of BTAC Properties/Standard Notes. As of May 1, 2015, the aggregate amount required to pay off the BTAC Properties/Standard Notes would be approximately $666,067, plus certain other fees and expenses that Standard would charge to satisfy all obligations under these instruments. BTND could offer as security for any such alternative financing all eight of the restaurants it owns, in which case the loan to value ratio would be approximately 50% assuming a value of $250,000 for each restaurant (which was the value that Standard Insurance ascribed to the two restaurants previously sold and for which it granted its approval), which we believe would be sufficient to secure a lender’s position. We also offer a history of profitability and timely performance of obligations under debt instruments. As of December 28, 2014, BTND has recorded a liability of $67,514 for settlement of this contingent fee.

We cannot be certain that Standard Insurance will approve the transfer. Moreover, have we not secured alternative financing to satisfy the amounts due to Standard insurance under the BTAC Properties/Standard Notes at this time and we cannot guaranty that we will be able to secure financing to pay off these notes or that the terms of any such financing would be favorable to our Company. See “Risk Factors - Six of our restaurants, including the real property on which they are situated and all personal property attached to them, are subject to loans and mortgages under which the borrower (the entity that sold them to BTND) is in default. Moreover these properties are not recorded in the name of BTND. If the default is not cured, the lender could foreclose on these properties and we could lose them.”

Properties

A description of our restaurant properties appears above under the heading “BUSINESS - Locations.”

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We lease our executive offices, consisting of approximately 1,000 square feet located at 405 West Main Street, West Fargo, North Dakota, on a month to month basis at a cost of $406 per month. We believe our current office space is suitable and adequate for its intended purposes and our near-term expansion plans.

Mortgages

As described above under the heading “Business – Burger Time History,” six of BTND’s properties are subject to mortgages made by BTAC Properties in favor of Standard Insurance.

In August 2013, BTND and BTND West, LLC, a wholly owned subsidiary of the Company, borrowed the sum of $272,000 from BNC National Bank (“BNC”) for the purpose of acquiring certain real property located in Sidney, Montana, which BTND subsequently sold in July 2014. The loan was made pursuant to a Loan Agreement and other agreements dated August 8, 2013, including a promissory note in the principal amount of $272,000 evidencing the debt under the loan agreement. The loan matures on November 8, 2018 and bears interest at a variable rate equal to the prime rate plus 1.75%, payable in monthly installments of principal and interest. The BNC loan is secured by a mortgage on the Company’s property located at 200 South Lewis Avenue, Sioux Falls, South Dakota and a security agreement by which BTND granted a security interest in all of its tangible and intangible property, including its accounts receivable. Gary Copperud, our President and a member of our board of directors, provided his unsecured, unconditional guarantee of the payment and performance of all existing and future debt and other obligations owed by BTND to BNC. The documents executed by BTND in connection with this loan contain customary representations, warranties and covenants of BTND and Mr. Copperud, as the case may be. As of December 31, 2014, BTND remained indebted to BNC in the principal amount of $218,764 under these loan documents.

The foregoing is only a brief description of the BNC loan documents, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the BNC Loan Agreement, the BNC Note, the BNC Mortgage, the BNC Security Agreement and the BNC – Copperud Guaranty are filed as Exhibits 10.9, 10.10, 10.11, 10.12 and 10.13, respectively, to this Current Report and incorporated herein by reference.

Regulation and Compliance

Our operations are subject to a wide range of federal, state and local government regulations, including those relating to, among others, public health and safety, zoning and fire codes, labor and franchising. Our failure to obtain or retain food or other licenses and registrations or exemptions would adversely affect the operations of our restaurants. We operate each of our restaurants in accordance with standards and procedures designed to comply with applicable laws, codes and regulations. To date, we have not experienced and do not anticipate any significant problems in obtaining required licenses, permits or approvals, however, any difficulties, delays or failures in obtaining such licenses, permits, registrations, exemptions, or approvals in the future could delay or prevent the opening of, or adversely impact the viability of, a restaurant.

The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new restaurants.

We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. A significant portion of the hourly staff is paid at rates consistent with the applicable federal or state minimum wage and, accordingly, increases in the minimum wage will increase labor costs. We are also subject to various laws and regulations relating to any future franchise operations. We are also subject to the Americans with Disabilities Act, which prohibits discrimination on the basis of disability in public accommodations and employment, which may require us to design or modify our restaurants to make reasonable accommodations for disabled persons.

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We also will have to comply with the Patient Protection and Affordable Care Act of 2010 (the “ACA”) which requires employers such as us to provide adequate and affordable health insurance for all qualifying employees or pay a monthly per-employee fee or penalty for non-compliance. We are evaluating the impact the new law will have on our operations, and although we cannot predict with certainty the financial impact of the legislation, the law’s individual mandate may increase the number of employees taking part in our health insurance program, which could impact our results of operations in 2015. Implementing the requirements of the ACA is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could have a material adverse effect on our business, financial condition and results of operations.

Our franchise operations will be governed by state laws that regulate the offer and sale of franchises and the franchisor – franchisee relationship. Such laws generally require registration of the franchise offering with state authorities and regulate the franchise relationship by, for example, requiring the franchisor to deal with its franchisees in good faith, prohibiting interference with the right of free association among franchisees, limiting the imposition of standards of performance on a franchisee and regulating discrimination against franchisees in charges, royalties or fees. In addition, such laws may restrict a franchisor in the termination of a franchise agreement by, for example, requiring “good cause” to exist as a basis for the termination, advance notice to the franchisee of the termination, an opportunity to cure a default and a repurchase of inventory or other compensation.

Environmental Matters

Our operations are subject to extensive federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water, storage and disposal of waste and clean-up of contaminated soil and groundwater. Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, in or emanating from such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

We have not conducted a comprehensive environmental review of all of our properties or operations. No assurance can be given that we have identified all of the potential environmental liabilities at our properties or that such liabilities will not have a material adverse effect on our financial condition.

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RISK FACTORS

Risks Relating to our Business and Industry

Six of our restaurants, including the real property on which they are situated and all personal property attached to them, are subject to loans and mortgages under which the borrower (the entity that sold them to BTND) is in default. Moreover these properties are not recorded in the name of BTND. If the default is not cured, the lender could foreclose on these properties and we could lose them.

In 2007, BTND purchased fourteen restaurants from BTAC Properties, of which Gary Copperud, our President and a member of our board of directors, was an officer and director. Eight of the properties, including four located in Minnesota and four located in South Dakota, were subject to mortgages securing debt under promissory notes made by BTAC Properties in favor of the lender, Standard Insurance. We are advised that BTAC Properties has made every payment to Standard Insurance under the promissory notes it issued in favor of Standard Insurance.

BTAC Properties did not notify Standard Insurance of the transfer of the properties to BTND, as required by the terms of promissory notes and mortgages. As a consequence, the change in ownership of the properties from BTAC Properties to BTND was never recorded in the property records offices in the counties in which they are located. Accordingly, BTND is not the record owner of the properties.

The Standard Insurance notes and mortgages permit the transfer of the properties to a third party subject to Standard Insurance’s prior approval and the payment of prescribed fees. In the event of a transfer of the properties without Standard Insurance’s approval, the entire outstanding balance due under the promissory notes made by BTAC Properties in favor of Standard Insurance become due and payable. Accordingly, BTAC Properties transfer of the properties to BTND without Standard Insurance’s approval and payment of fees represents a default under the terms of the promissory notes and mortgages covering the properties. The Standard Insurance notes and mortgages each include provisions that provide BTAC Properties the opportunity to cure such a default within sixty days after it receives written notice of a default of these provisions.

As of December 31, 2014, the aggregate principal balance owed by BTAC Properties to Standard Insurance under the two promissory notes was $634,583.

Under the mortgages made by BTAC Properties to Standard Insurance, any failure to either (i) obtain Standard Insurance’s approval of the transfer of the properties from BTAC Properties to BTND and pay the fees associated with the transfer; or (ii) cure the default under BTAC Properties’ notes to Standard Insurance; or (iii) otherwise satisfy the such notes by prepaying them (along with a prepayment penalty and other fees), would give to Standard Insurance the right to foreclose upon the properties and sell them. In addition, Standard Insurance may have claim for damages against BTAC Properties and its parent, Sten Corporation, the amount of which cannot be determined.

As of the date of this Current Report, our Company continues to own six of the eight properties BTND acquired from BTAC Properties that are subject to the Standard mortgages. Therefore, these six properties are subject to foreclosure under the mortgages held by Standard Insurance. In addition, there may be other obligations to Standard Insurance for which we may be liable since neither BTAC Properties nor Sten has any assets and we may be required to sell other assets to raise the cash necessary to satisfy obligations to Standard Insurance.

BTND is advised that neither BTAC Properties nor Sten has the financial resources to satisfy the amounts due under the notes it made in favor of Standard Insurance. Therefore, if BTAC Properties were required to pay off the Standard notes, it would have to call the amounts due under the promissory note made by BTND to BTAC Properties, the principal balance of which was $634,583 as of December 31, 2014. Given that neither BTAC Properties nor Sten has the resources to satisfy the obligations under the promissory notes BTAC Properties issued to Standard Insurance, we may also be required to satisfy any other fees, penalties or damages Standard Insurance may have against BTAC Properties. We do not have financial resources sufficient to satisfy the obligations under the note made by BTND in favor of BTAC Properties.

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If Standard Insurance is not satisfied under the BTAC Properties notes, including any other fees, penalties or damages associated therewith, it may foreclose on and sell he properties, in which case we would lose the properties. The loss of the properties would have a material adverse impact on our business.

For the foreseeable future, we will depend on a small number of restaurants for our revenues and profits.

We currently own and operate eight restaurants. We are planning to open three to six company-owned restaurants in fiscal 2015 and six to eight company-owned restaurants in fiscal 2016 in existing and new markets in the Midwest. Even if we were successful in opening all such planned restaurants over the next two years, our restaurant base will continue to be relatively small. Accordingly, for the foreseeable future, our operational risk will continue to be concentrated across a small base of restaurants from which we generate revenue and profits. The failure of any of our restaurants to produce expected or otherwise satisfactory levels of revenue or profit could materially and adversely affect our business, financial condition and results of operations as a whole.

We lease the real property on which one of our restaurants is situated on a month-to-month basis. The owner of this property could terminate our lease at any time, for no reason, on short notice and we would be required to relocate the restaurant, which could be time consuming and costly.

We lease the property on which one of our Sioux Falls, South Dakota restaurants is situated on a month-to-month basis. We have been leasing this property on a month-to-month basis for 3 years. The owner of this property could terminate our lease at any time, for no reason, on short notice and we would be required to relocate this restaurant. Under these circumstances, we would be required to identify a new property on which to site our restaurant, undertake any construction at this new site and obtain required government approvals, licenses and permits for our operations. This process could be time consuming and costly. We can offer no assurance that we would be successful in locating a replacement property within our budget and within a reasonable time frame, that construction costs will not be excessive, that we could complete the construction within a reasonable time or that we will successfully procure the required government approvals, licenses and permits. The loss of the revenue generated by this restaurant would adversely affect our business and results of operations.

All of our restaurants are located in the upper Midwest and we are vulnerable to regional and national changes in consumer preferences, economic conditions, severe weather and other unforeseen conditions that could harm our business, financial condition, results of operations and cash flow.

Food service businesses depend on consumer discretionary spending and are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Factors such as traffic patterns, weather, fuel prices, local demographics and the type, number and locations of competing restaurants may adversely affect the performance of individual locations. In addition, economic downturns, inflation or increased food or energy costs could harm the restaurant industry in general and our locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow. Given the concentration of our restaurants in the States of Minnesota, North Dakota and South Dakota, we are particularly susceptible to changing consumer preferences and economic conditions in this region of the country. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions, though we cannot assure you that we will be able to respond effectively to any such changes.

Furthermore, regional occurrences in the markets in which we operate, such as local strikes, terrorist attacks, increases in energy prices, fires or other natural or man-made disasters, could have a material adverse effect on our business, financial condition and results of operations.

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The upper Midwest, where our restaurants are concentrated, experiences long and cold winters subject to significant snowfall. We may be subject to adverse weather and other natural conditions, including tornadoes, earthquakes, floods, droughts, fires or other natural or man-made disasters. All of our locations are drive-through operations and offer no indoor seating and the effects of adverse weather conditions may impact the use of these areas. In more severe cases, adverse weather and other conditions may cause temporary restaurant closures, sometimes for prolonged periods. If weather conditions or other natural disasters reduce customer traffic at our restaurants or force us to suspend operation at any of our locations for a period of time, our revenue, financial condition and results of operations would be harmed. Reductions in staff levels, asset impairment charges and potential restaurant closures could result from prolonged negative restaurant revenue, which would have a material adverse effect on our business, financial condition and results of operations.

We operate in the highly competitive QSR segment of the restaurant industry. If we are not able to compete effectively, our business, financial condition and results of operations will suffer.

We face significant competition from other traditional fast food establishments operating on the QSR segment in all of the markets in which our restaurants are located. The QSR segment is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambience and condition of each restaurant. Our competition includes a variety of national and regional fast food chains and locally-owned restaurants that offer carry-out, dine-in, delivery and catering services. Many of our competitors have existed longer and have a more established market presence with substantially greater financial, marketing, personnel and other resources than we do. Among our competitors in the traditional fast food segment are a number of global and national chains, including McDonalds, Burger King, Wendy’s and Carl’s Jr. Our competitors may have, among other things, lower operating costs, better locations, better facilities, better management, more effective marketing and more efficient operations. In addition, many of our competitors offer product promotions that allow them to undercut our prices or render their products more attractive. If we are unable to compete effectively, our customer traffic and sales could decline which would have a material adverse effect on our business, financial condition and results of operations.

Our growth strategy depends principally on opening new restaurants in existing and new markets. We may not be successful in opening new restaurants or establishing new markets.

Our growth strategy for the foreseeable future depends principally on opening new restaurants and operating those restaurants on a profitable basis. We plan to open three to six company-owned restaurants in fiscal 2015 and six to eight company-owned restaurants in fiscal 2016.

We will be confronted with many challenges as we seek to open new restaurants, many of which are beyond our control, including our ability to:

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If we are unable to open new restaurants, or if restaurant openings are significantly delayed, our revenue growth and earnings could be adversely affected and our business negatively affected.

Opening new restaurants in existing markets may negatively impact sales at our existing restaurants.

Our decision to open a new restaurant in an existing market will be based on numerous factors, including demographic characteristics, daytime population thresholds and traffic patterns, along with the potential visibility of, and accessibility to, the restaurant. As a result, the opening of a new restaurant in or near markets in which we already have restaurants could adversely impact sales at these existing restaurants. Existing restaurants could also make it more difficult to build our consumer base for a new restaurant in the same market. We do not plan to open new restaurants that we believe will materially affect sales at our existing restaurants, but we may selectively open new restaurants in and around areas of existing restaurants that are operating at or near capacity to effectively serve our customers.

We expect to open restaurants in geographic markets in which we have no prior operating experience. Our expansion into new markets may subject us to increased risks.

We expect to open restaurants in markets where we have no operating experience. Any restaurants that we open in new markets may: take longer and cost more to construct, experience higher operating costs than we anticipate and may not reach expected sales and profit levels, which will affect our overall profitability. New markets that we enter may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to invest more than we originally planned in advertising and promotional activity in new markets to build brand awareness. In addition, we may find it more difficult in new markets to hire, motivate and keep qualified employees. As a result, these new restaurants may be less successful than our existing restaurants. Our inability to fully implement or failure to successfully execute our plans to enter new markets could have a material adverse effect on our business, financial condition and results of operations.

If we fail to effectively identify and acquire appropriate sites for new restaurants, our business, financial condition and results of operations will suffer.

One of our biggest challenges as we seek to open new restaurants will be to identify and secure suitable new restaurant sites. Competition for sites such as those we are seeking for our new restaurants is intense and other restaurant chains that compete for these sites may have significantly greater financial resources than we do which will allow them to bid more aggressively for those sites than we can. We cannot assure that a sufficient number of appropriate sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. If we are unable to open new restaurants, or if restaurant openings are significantly delayed, our revenue growth and earnings could be adversely affected and our business negatively affected.

There are numerous factors involved in identifying and securing an appropriate restaurant site, including:

•	evaluating traffic patterns, local retail and business attractions and infrastructure that will drive high levels of customer traffic and sales;
•	competition in new markets, including competition for restaurant sites;
•	obtaining licenses or permits for development projects on a timely basis;
•	proximity of potential restaurant sites to existing restaurants;
•	anticipated commercial, residential and infrastructure development near the potential restaurant site; and
•	availability of acceptable acquisition or lease terms and arrangements.

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Given the numerous factors involved, we may not be able to successfully identify and secure attractive restaurant sites in existing, adjacent or new markets, which could have a material adverse effect on our business, financial condition and results of operations.

We may seek to acquire sites that previously had been operated as quick service restaurants but that discontinued operations for any number of reasons. Our research shows that there are a number of these sites with improvements available for purchase at favorable prices, in some cases below replacement costs. If we purchase properties such as these, we may be able to utilize the existing structure and remodel or reconstruct it to our specifications. We believe that we can convert these locations into Burger Time restaurants quickly and at meaningful cost savings relative to new restaurant construction. We believe that we can make these locations successful because we have developed a successful business model based on low capital requirements to construct and operate our restaurants. These low costs allow us to operate profitably where other fast food restaurants may not be able to because, for example, franchise fees may reduce the owner’s profits below what might be acceptable. In making an assessment as to the viability of locating our restaurants on these types of sites, we will utilize our best judgment as to the likelihood that we can achieve success at such locations in view of any failures experienced by the prior owners. If we fail to properly assess the risks of opening a restaurant at these types of locations, we may be forced to close the restaurant, in which case we will incur losses for the preopening and other operating expenses incurred in connection restaurants, which would have a material adverse effect on our business, financial condition and results of operations.

Opening new restaurants is capital intensive and we will require substantial additional capital to execute our growth strategy and this capital might not be available.

Our growth for the foreseeable future depends principally on opening new restaurants and operating those restaurants on a profitable basis. We plan to open three to six Company-owned restaurants in fiscal 2015 and six to eight Company-owned restaurants in fiscal 2016. Currently, we are not generating sufficient cash flow from operations to fund the development of new restaurants and will require financing to execute our plans. We may seek to raise such funds by way of equity or debt financings. If we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including opening new restaurants. Moreover, if we issue debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets. In addition, we might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to support our business growth and to respond to business challenges could be significantly limited.

New restaurants may not perform up to our expectations or be profitable at all.

New restaurants, especially those opening in locations where the Burger Time concept is not that well known or at all, may experience lower than predicted initial sales. Moreover, we expect that all of our new restaurants will require several months after opening, if not longer, to reach their targeted restaurant-level operating margin due to cost of sales and labor inefficiencies. Our ability to operate new restaurants profitably will depend on many factors, some of which are beyond our control, including:

•	consumer awareness and understanding of our brand;
•	general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;
•	changes in consumer preferences and discretionary spending;
•	the availability of experienced managers and staff;
•	increases in prices for commodities, including beef and other proteins;
•	inefficiency in our labor costs as the staff gains experience;
•	competition, either from our competitors in the restaurant industry or our own restaurants;
•	site characteristics of new restaurants;
•	changes in government regulation; and
•	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

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New locations may not be profitable and their sales performance may not follow historical patterns or our expectations. If we are forced to close any new operations, we will incur losses for the pre-opening expenses incurred in connection with opening such operations. The failure of our new restaurants to perform as planned would have a material adverse effect on our business, financial condition and results of operations.

Our future operating results may fluctuate significantly due to our relatively small number of existing restaurants and the expenses required to open new restaurants.

As of March 31, 2015, we operated 8 restaurants and plan to open 9 to 14 restaurants over the next two years. The capital resources required to develop each new restaurant are significant. We estimate that the gross cash outlay to open a new Burger Time restaurant, including the purchase of real estate, is approximately $470,000, inclusive of preopening expenses. Actual costs may vary significantly depending upon a variety of factors, including whether we acquire a site with an existing structure and conditions in the local real estate and construction market. The combination of our small number of existing restaurants, the significant investment associated with each new restaurant and the average restaurant revenues of our new restaurants may cause our results of operations to fluctuate significantly. Moreover, due to our small base of existing restaurants, poor operating results at any one restaurant or a delay or cancellation in the planned opening of a restaurant could adversely affect our entire business, making the investment risks related to any one location much greater than those associated with many other larger, well-established restaurant chains.

Our business growth strategy and future earnings will depend in part on the development and success of our proposed franchise program and there are a substantial number of risks associated with this strategy.

We will pursue the development of a franchise program that we anticipate will be one of the cornerstones of our future growth and expansion. We anticipate that we will launch our franchise program in 2016. We expect to dedicate significant financial and personnel resources to the development of our franchise program and to derive substantial returns from our investment, both from the payment of the initial franchise fees and from ongoing royalty and other fees. There are numerous significant risks attendant to developing a franchise program, including:

•

we have never undertaken any research to establish the franchise potential of our business and we may not sell a sufficient number of franchises to recoup our initial investment in the program or to fund the ongoing costs of operating a franchise program;

•	neither we nor any member of our management team has any prior experience developing or operating a franchise program and we may not successfully manage this business;
•	we may face delays and difficulties in connection with implementing our franchise program, which could increase costs and delay the recognition of revenue from such operations;
•

requiring the implementation, expense and successful management of enhanced business support systems, management information systems and financial controls as well as additional staffing, franchise support and capital expenditures and working capital;

•	diverting management’s attention from our core business of opening new company-owned restaurants; and
•

we may not accurately assess the qualifications of our franchisees and they may not possess the business abilities and access to financial resources necessary to successfully operate the franchise or to operate it in a manner consistent with our standards.

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In addition, our franchisees will be subject to all of the challenges and risks in the operation of their restaurants to which we are subject as described in this Current Report.

We cannot assure you that we will successfully manage the problems and difficulties we may encounter in developing a franchise program. To the extent that we do not manage and overcome the problems and difficulties we may encounter, our results of operations and financial condition may not meet our expectations. Moreover, such problems and difficulties may permeate our existing operations to our financial and operational detriment which would materially and adversely affect our financial condition and results of operations.

We are unduly reliant on the services of Gary Copperud, our President and Chief Financial Officer, to operate our business.

Currently, we rely on Gary Copperud, our President and Chief Financial Officer, who is our only senior executive officer, to make all key decisions relating to our operations and finances. As we transition from a private company to a public company, Mr. Copperud’s responsibilities will increase significantly to include ensuring compliance with our obligations under the various laws that govern public companies, including federal securities laws and the frequent filings required thereby, and laws relating to corporate governance matters, such as the Sarbanes Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”). Mr. Copperud’s responsibilities will expand further as we embark on our growth strategy. The unexpected loss of Mr. Copperud’s services would have a material adverse effect on our business and plans for future development.

If we fail to hire qualified individuals to fill these positions, our business and operations will suffer. In addition, we must continue to attract, retain and motivate a sufficient number of qualified operating personnel, including restaurant general managers. Qualified individuals historically have been in short supply, and any inability to attract and retain them in our restaurant operations would limit our ability to effectively execute our expansion plan. Any failure by us to retain or recruit key personnel may harm the reputation of our brand and adversely affect our operating results.

Our growth strategy will divert management’s attention from operating our existing restaurant.

As we execute our growth strategy, management will be focused on the numerous complex and time-consuming activities required to open new restaurants. These activities may divert management’s attention from effectively operating our existing restaurants and our existing restaurants may suffer. If the time management allocates to opening new restaurants interferes with its ability to mange our existing restaurants and our revenues decline at the existing restaurants, our business, financial condition and results of operations will be adversely affected.

If we fail to manage our growth effectively, our business and operating results could be adversely affected.

Over the next two years, we plan to open 9 to 14 new restaurants. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and other personnel. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, or have sufficient financial resources to take or implement the necessary changes, which could harm our business, financial condition and results of operations.

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Governmental regulation may adversely impact our ability to open new restaurants or otherwise adversely affect our business, financial condition and results of operations.

Our business is subject to a wide range of federal, state and local regulations, including regulations relating to building and zoning requirements and regulations relating to the preparation and sale of food. The development and operation of restaurants depends to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. Our restaurants are also subject to state and local licensing and regulation by health, sanitation, food and occupational safety and other agencies. We may encounter material difficulties or fail to obtain necessary licenses, approvals or permits for our restaurants, which could delay planned restaurant openings or affect the operations at our existing restaurants. Government authorities may suspend or deny renewal of our governmental licenses if they determine that our operations do not meet the standards for initial grant or renewal.

The Patient Protection and Affordable Care Act of 2010 (the “ACA”) requires employers to provide adequate and affordable health insurance for all qualifying employees or pay a monthly per-employee fee or penalty for non-compliance. After consulting with an independent consultant as to the applicability of the ACA to our operations, we have elected to opt out of certain elements of the ACA, requirements. We are evaluating the impact the new law will have on our operations, and although we cannot predict with certainty the financial impact of the legislation, the law’s individual mandate may increase the number of employees taking part in our health insurance program, which could impact our results of operations in 2015. Implementing the requirements of the ACA is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could have a material adverse effect on our business, financial condition and results of operations.

We are subject to the U.S. Americans with Disabilities Act (the “ADA”) and similar state laws that afford civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including our restaurants. We may in the future have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Our business also is subject to the U.S. Occupational Safety and Health Act, which governs worker health and safety, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages and overtime, and a variety of similar federal, state and local laws that govern these and other employment law matters. We and our franchisees may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters.

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our restaurants if we failed to comply with applicable standards. Compliance with the aforementioned laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings, which could have a material adverse effect on our business, financial condition and results of operation.

If we fail to maintain required licenses and permits or to comply with food control regulations we could lose our food service licenses, which would harm our business.

Government regulations relating to restaurant operations require that we obtain and maintain numerous licenses, approvals or permits. The failure to obtain and maintain these licenses, permits and approvals could have a material adverse effect on our results of operations. In some instances, licenses must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses, permits and approvals could adversely affect our existing restaurants and delay or result in our decision to cancel the opening of new restaurants, which would have a material adverse effect on our business.

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Consumer perceptions and new information regarding diet and health as well as changes in regulations and consumer consumption habits could harm our business, financial condition and results of operations.

Consumer eating habits may change as a result of new information or attitudes regarding diet and health. Such changes may result from responses to scientific studies on the health effects of particular food items. Moreover, such information may cause changes in federal, state and local regulations that impact the ingredients and nutritional content of the food and beverages we offer. We may not be able to effectively respond to changes in consumer health perceptions, comply with further nutrient content disclosure requirements or adapt our menu offerings to trends in eating habits, which could have a material adverse effect on our business, financial condition and results of operations.

Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. We are susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal economic fluctuations, weather conditions, global demand, food safety concerns, infectious diseases, fluctuations in the U.S. dollar, product recalls and government regulations. The costs of many basic foods for humans and animals, including corn, wheat, corn flour and other flour, rice and cooking oil, have increased markedly in recent years, resulting in upward pricing pressures on almost all of our raw ingredients including beef and increasing our food costs. Food prices for a number of our key ingredients escalated markedly at various points in fiscal 2013 and fiscal 2014. For example, beef, which represented approximately 32% of our total food supply purchases in 2014, increased in price by 39% between 2013 and 2014. We expect that there will be additional pricing pressures on some of the ingredients we use in our products in fiscal 2015. Weather related issues, such as freezes or drought, may also lead to temporary spikes in the prices of some ingredients such as produce or meats. Any increase in the prices of the ingredients most critical to our menu, such as beef, chicken or pork, would adversely affect our operating results.

We currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations in the cost of beef or other inputs, food and supplies, which we purchase at prevailing market or contracted prices. We have implemented menu price increases in the past to offset the higher prices of beef, due to competitive pressures and compressed profit margins. We may not be able to offset all or any portion of increased food and supply cost through higher menu prices in the future. If we implement further menu price increases in the future to protect our margins, average check size and restaurant traffic could be materially adversely affected, at both company-operated and franchised restaurants.

We rely on certain vendors, suppliers and distributors for all of our supplies, which could have a material adverse effect on our business, financial condition and results of operations.

We purchase all of our food, paper, packaging and related supplies from Sysco Corporation, the nation’s largest distributor of food products. During the fiscal years ended December 28, 2014 and 2013, approximately 87% and 83%, respectively, of our purchases were from Sysco. In addition, we have agreed to purchase all of our beverages, other than coffee, tea or milk, from Dakota Beverages, LLC, d/b/a Pepsi Beverages Co., through December 22, 2015. These entities also are responsible for delivering these products to us. Our reliance on these vendors exclusively to provide us with all of our inventory at reasonable prices presents certain risks. We do not control the businesses of our vendors and our efforts to specify and monitor the standards under which they perform may not be successful. Furthermore, certain food items are perishable, and we have limited control over whether these items will be delivered to us in appropriate condition for use in our restaurants. If any of our vendors are unable to fulfill their obligations to our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our current vendors are unable to support our expansion into new markets, or if we are unable to find vendors to meet our supply specifications or service needs as we expand, we could likewise encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations.

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We may not be able to successfully integrate and oversee the growth of new franchises, which could adversely affect our business, results of operations and financial condition.

Our efforts to develop a franchise operation will be accompanied by certain extensive risks with respect to integrating new franchises into our operations, including, the potential disruption of our ongoing business, additional expenses associated with managing a larger organization and the maintenance of uniform standards, controls and policies. We may not be successful in overcoming these risks or any other potential problems that arise from the development of a franchise program. If any of these risks materialize, our operating results could be materially impacted, which could negatively impact our financial condition.

Our business growth strategy and future earnings may depend in part on the success of our franchisees, over whose operations and business success we will exercise limited control.

If we successfully implement a franchise program, our franchisees will own, operate and oversee their franchise's daily operations and will be independent third parties over whom we will not exercise control. Although we will attempt to properly select, train and support franchisees and the franchisees will be contractually obligated to operate their franchises in accordance with our standards, the ultimate success and quality of any franchise rests with the franchisee. If franchisees do not successfully operate in a manner consistent with our standards, our image and reputation could be harmed, which could affect our ability to attract additional franchisees and which in turn could adversely affect our business and operating results. Further, we expect that a significant portion of the fees we would earn from franchisees would be derived from royalties calculated based on net sales and to the extent that our franchisees do not operate their franchise profitably or remain financially viable, we will not earn the revenues we expect, which would negatively impact our business and results of operations.

Negative publicity could reduce sales at some or all of our restaurants.

From time to time, we may be faced with negative publicity relating to aspects of our business, including, among others, food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, the integrity of our suppliers’ food processing and other policies, practices and procedures, employee relationships or other matters at one or more of our restaurants. Negative publicity generated against our restaurants or those that our franchisees may operate, may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one restaurant may extend beyond the restaurant involved to affect some or all of our other restaurants, including any franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can regulate them, especially on a real-time basis. A similar risk exists with respect to food service businesses unrelated to us, if customers mistakenly associate such unrelated businesses with our operations. Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be exerted in favor of our operations. These risks are amplified in view of the prevalence of social media. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

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Food safety and foodborne illness concerns could have an adverse effect on our business.

The occurrence or reports of foodborne illness or other food safety issues, food contamination or tampering, employee hygiene and cleanliness failures or improper employee conduct at our restaurants could lead to claims and litigation against us based, upon, among other things, product liability. These incidents and reports could negatively affect our reputation as well as our business, revenues and profits. The occurrence of these incidents at other quick service restaurants also could create negative publicity relating to our industry, which would adversely impact how consumers perceive our restaurants.

We cannot assure consumers that our internal controls and employee training will be fully effective in preventing all foodborne illnesses. Our reliance on third party vendors, including food suppliers, none of whom is under our control, make it likely that such foodborne illnesses would impact more than one of our restaurants. Moreover, new illnesses that our current protocols may not detect or diseases with long incubation periods may arise that could give rise to claims or allegations against us on a retroactive basis.

One or more instances of food-borne illness in one of our Company-operated or franchised restaurants could negatively affect sales at all of our restaurants if highly publicized. This risk exists even if it were later determined that the illness was wrongly attributed to one of our restaurants. A number of other restaurant chains have experienced incidents related to food-borne illnesses that have had material adverse impacts on their operations, and we cannot assure you that we could avoid a similar impact upon the occurrence of a similar incident at one of our restaurants. Additionally, even if food-borne illnesses were not identified at our restaurants, our sales could be adversely affected if instances of food-borne illnesses at other restaurant chains were highly publicized.

Labor shortages or increased labor costs could negatively impact our growth and could have a material adverse effect on our business, financial condition and results of operations.

Labor is one of the primary components in the cost of operating our restaurants. If we face labor shortages or increased labor costs as a result of increased competition for employees, higher employee turnover rates, unionization of restaurant workers, increases in the federal, state or local minimum wage or other employee benefits costs (including costs associated with health insurance coverage), our operating expenses could increase and our growth could be adversely impacted.

Our labor force comprises mostly hourly employees who are paid wage rates at or based on the applicable federal or state minimum wage and increases in the minimum wage will increase labor costs at our restaurants. Either federally-mandated or state-mandated minimum wages may be raised in the future. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected. Also, any action that may reduce operating margins of persons considering acquiring a franchise could make it more difficult to sell franchises. Any increase in menu prices to cover increased labor costs, could adversely affect sales and thereby reduce our margins and the royalties that we receive from franchisees.

Although none of our employees are currently covered under collective bargaining agreements, if a significant number of our employees were to become unionized and collective bargaining agreement terms were significantly different from our current compensation arrangements, it could adversely affect our business, financial condition and results of operations. In addition, a labor dispute involving some or all of our employees may harm our reputation, disrupt our operations and reduce our revenue, and resolution of disputes may increase our costs.

In addition, our success depends in part upon our ability to attract, motivate and retain a sufficient number of well-qualified restaurant management personnel, as well as a sufficient number of other qualified employees, including customer service and kitchen staff, to keep pace with our expansion plans. In addition, restaurants, especially in the QSR segment, have traditionally experienced relatively high employee turnover rates. Our inability to recruit and retain such individuals may delay the planned openings of new restaurants. If we are unable to continue to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us to pay higher wages, which could result in higher labor costs. In addition, increases in the minimum wage would increase our labor costs. Additionally, costs associated with workers’ compensation are rising, and these costs may continue to rise in the future. We may be unable to increase our menu prices in order to pass these increased labor costs on to consumers, in which case our margins would be negatively affected, which could have a material adverse effect on our business, financial condition and results of operations.

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Matters relating to employment and labor law may adversely affect our business.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Significant additional government regulations and new laws mandating increases in minimum wages or mandated benefits such as health insurance could materially affect our business, financial condition, operating results or cash flow.

We also may be subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of wage and labor laws. Such claims could also be asserted against us by employees of our franchisees. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

We may be subject to litigation, which could be costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, consumers, suppliers, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of managers and failure to pay for all hours worked.

Customers may file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from food-borne illness or accidents in our restaurants. We also may be subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to have adequate levels of insurance, insurance may not be available at all or in amounts sufficient to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

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Compliance with environmental laws may adversely affect our business.

Our operations are subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our restaurants. Environmental conditions relating to releases of hazardous substances at a prior, existing or future restaurant could have a material adverse effect on our business, financial condition and results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could have a material adverse effect on our business, financial condition and results of operations.

A failure of our information technology system or breaches of our network security could interrupt our operations and adversely affect our business.

We rely on our computer systems, including point-of-sale processing at our restaurants. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

If we do not effectively protect our customers’ credit and debit card data, we could be exposed to data loss, litigation, liability and reputational damage.

In connection with credit and debit card sales, we transmit confidential credit and debit card information by way of secure private retail networks. Although we use private networks, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our security measures and those of our technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person were able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

Risks Related to Ownership of our Common Stock

Our Company has a concentration of stock ownership and control, which may have the effect of delaying, preventing or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, the former members of BTND (seven persons, four of whom are related) collectively own 90.9% of our total outstanding shares of common stock. As a result of this concentrated ownership of our common stock, these seven stockholders if they elect to act in concert, will be able to exert significant control over all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our Company. It also could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our Company, and it may affect the market price of our common stock.

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There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

Our common stock is not listed on a national securities exchange nor is it quoted on an over-the-counter market or listed on any other exchange. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading or quotation on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our common stock, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. Further, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This could also make it more difficult for us to raise additional capital.

The price of our common stock could be subject to volatility related or unrelated to our operations.

If a market for our common stock develops, its market price could fluctuate substantially due to a variety of factors, including:

•	actual or anticipated fluctuations in comparable restaurant sales or operating results, whether in our operations or in those of our competitors;
•	changes in financial estimates or opinions by research analysts, either with respect to us or other QSR companies;
•	any failure to meet investor or analyst expectations;
•	the public’s reaction to our press releases, other public announcements and our filings with the SEC;
•	actual or anticipated changes in domestic or worldwide economic, political or market conditions, such as recessions;
•	changes in the consumer spending environment;
•	terrorist acts;
•	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	short sales, hedging and other derivative transactions in the shares of our common stock;
•	future sales or issuances of our common stock, including sales or issuances by us, our directors or executive officers and our significant stockholders;
•	our dividend policy;
•	changes in the market valuations of other restaurant companies;
•	actions by stockholders;
•	various market factors or perceived market factors, including rumors, involving us, our suppliers and distributors, whether accurate or not;
•

announcements by us or our competitors of new locations, menu items, technological advances, significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and

•	a loss of a key member of management.

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The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock in any market that develops for it. In addition, our stock price may be influenced by trading activity in our common stock or trading activity in derivative instruments with respect to our common stock as a result of market commentary (including commentary that may be unreliable or incomplete in some cases); changes in expectations about our business, our creditworthiness or investor confidence generally; or actions by shareholders and others seeking to influence our business strategies.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and a diversion of management attention and resources, which would significantly harm our profitability and reputation.

The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

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We have no independent audit committee. Our full board of directors functions as our audit committee and none of our directors is considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

We are not required to have an audit committee and have not established one. Our full board of directors functions as our audit committee and is comprised of two directors, neither of whom is considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent our board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of new restaurants or for other purposes. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

Our board of directors is authorized to issue preferred stock without obtaining shareholder approval.

Our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences that may be determined from time to time by the board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC or any stock exchange or inter-dealer quotations system on which our common stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect that these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

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If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act which requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

The shares of common stock issued in the Merger are “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the shares of common stock issued in the Merger have been registered under the Securities Act or registered or qualified under any state securities laws. The shares of common stock issued in the Merger were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of common stock issued in the Merger reflect their restricted status.

Because we do not anticipate paying any dividends for the foreseeable future, our shareholders may not receive any return on their investment unless they sell their common stock for a price greater than what they paid for it.

The continued operation and expansion of our business will require substantial funding. Accordingly, we do not anticipate paying any dividends to our shareholders for the foreseeable future. Therefore, our shareholders may have to sell some or all of their common stock in order to generate cash flow from their investment. Our shareholders may not receive a gain on their investment when they sell our common stock and may lose some or the entire amount of their investment. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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Anti-takeover provisions in our articles of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or acquisition that you may consider favorable or prevent the removal of our current board of directors and management.

Certain provisions of our articles of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger or acquisition that you may consider favorable or prevent the removal of our current board of directors and management. We have a number of anti-takeover devices in place that will hinder takeover attempts, including:

•	permit the board of directors to establish the number of directors;
•	provide the power of our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
•

provide that directors may only be removed “for cause” by the affirmative vote of the holders of 66-2/3% of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class;

•	authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;
•	eliminate the ability of our stockholders to call special meetings of stockholders;
•	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;
•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

The foregoing factors, as well as the significant common stock ownership by the current members of our board of directors could impede a merger, takeover, or other business combination, or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our common stock.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our articles of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. If we are required to indemnify, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of Pretoria Resources Two, Inc., after giving effect to the Merger, should be read in conjunction with the financial statements and the notes to those statements included in this Current Report. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth above under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

Fiscal Year

The Company’s fiscal year is a 52/53 week year, ending on the Sunday closest to December 31. Fiscal 2014 ended on December 28, 2014 and fiscal 2013 ended on December 29, 2013, both of which were 52 week years.

Introduction

The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes thereto, included elsewhere in this Current Report.

We develop, own and operate “Burger Time” fast food restaurants. Our restaurants feature a wide variety of burgers and other affordably priced foods such as chicken sandwiches, pulled pork sandwiches, sides and soft drinks. As of December 28, 2014, we owned 8 Burger Time restaurants, all of which are located in the upper Midwest. Our revenues are derived from the sale of food and beverages at our restaurants.

Our operating principles include: (i) offering bigger burgers and more value for the money; (ii) offering a limited menu to permit the maximum attention to quality and speed of preparation; (iii) providing fast service by way of single and double drive-thru designs and a computerized point-of-sale system at some of our restaurants that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the quick-service restaurant industry.

We operate in the fast food hamburger category of the quick service restaurant (“QSR”) segment of the restaurant industry. The QSR segment comprises fast food restaurants characterized by limited menus, limited or no table service and fast service. In the United States, the QSR segment is the largest segment of the restaurant industry and has demonstrated growth over a long period of time.

Growth Strategies and Outlook

We plan to continue to expand our business, drive comparable restaurant sales growth and enhance our competitive positioning by executing on the following strategies:

•	expand our restaurant base;
•	increase our comparable restaurant sales; and
•	Expanding our menu to satisfy the morning day-part by adding breakfast items and increasing our appeal to families by adding ice cream products and shakes.

We believe that we are well-positioned to take advantage of significant growth opportunities because of our relatively low new restaurant opening costs, disciplined business model and low financing costs. We plan to expand our restaurant base by opening new company-owned restaurants and by developing a franchise program that we expect to introduce in fiscal 2016. We expect to open an estimated three to six company-operated restaurants in fiscal 2015 and six to eight company-operated restaurants in fiscal 2016 in existing and new markets in the Midwest.

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Our expansion goals are to build on the success of our business model. We seek to site our restaurants on improved real estate where a former drive-through restaurant existed. We believe that we will be able to purchase these sites at a substantial discount to replacement cost or the cost we otherwise would pay to build out new improvements, which increases our return on investment. Moreover, this approach eliminates the need to negotiate with local planning, zoning and other authorities, which could otherwise take months or longer to gain approval to build a new restaurant. Past experience show that this lower entry costs help us to become profitable in the first year.

Properties that meet our parameters have proven to be readily available over the last several years, though there is no guarantee this condition will continue.

Ownership of the real estate allows us to enjoy the benefit of lower operating costs because of low interest rate loans instead of leasing. We also believe that the real estate we purchase at a significant discount to replacement cost will increase in value do to inflation in future years. This ownership also reduces risks and strengthens our leverage to purchase additional stores. Locking in low, long-term interest rate mortgages will also lock in predictable returns for the term of the loans. We believe that interest rates and inflation will be increasing in the coming years and we see view as advantageous the ability to lock in these rates as we buy properties.

To increase comparable restaurant sales, we are considering serving the morning day part by adding a breakfast menu and by offering ice cream products during the day and night time day parts. We believe we have an opportunity to enhance our profitability as we benefit from increased economies of scale. However, these growth rates cannot be guaranteed.

Critical Accounting Policies and Use of Estimates

The preparation of our consolidated financial statements in accordance with GAAP requires us to make estimates and judgments that affect our reported amounts of assets, liabilities, revenue, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under current circumstances in making judgments about the carrying value of assets and liabilities that are not readily available from other sources. We evaluate our estimates on an on-going basis. Actual results may differ from these estimates under different assumptions or conditions.

Accounting policies are an integral part of our financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates discussed below involve the most difficult management judgments, due to the sensitivity of the methods and assumptions used. Our significant accounting policies are described in Note 1 to our consolidated financial statements included elsewhere in this report.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash includes cash on hand, amounts on deposit at banks and outstanding checks and deposits in transit. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Occasionally, cash balances in financial institutions are in excess of federally insured limits.

Revenue Recognition

Revenue from restaurant sales is recognized when food and beverages products are sold. The Company reports revenue net of sales and use taxes collected from customers and remitted to governmental taxing authorities.

Inventory

Inventory consists of food, beverages and supplies and is stated at lower of cost (first-in, first-out method) or market.

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Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives which range from three to thirty years.

Long-lived Assets

The Company reviews long-lived assets, such as property and equipment, for impairment to determine if the carrying value of these assets may not be recoverable. Assets are reviewed at the lowest level for which cash flows can be identified, which is at the restaurant level. In determining future cash flows, significant estimates are made by the Company with respect to future operating results of each restaurant over its remaining life. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising expense for the fiscal years 2014 and 2013 totaled $73,784 and $71,460, respectively.

Income Taxes

The Company is treated as a limited liability company for federal and state income tax laws which provide that, in lieu of corporation income taxes, the members separately account for their prorata shares of the Company’s items of income, deductions, losses and credits. Therefore, these statements do not include any provisions for income taxes related to the Company. With few exceptions, the Company is no longer subject to U.S. federal, Minnesota or North Dakota income tax examinations by tax authorities for years before 2011.

Recent Accounting Pronouncements

Accounting Standards Updates issued but not effective for the Company until after December 28, 2014 are not expected to have a material effect on the Company’s consolidated financial statements.

Key Financial Definitions

Revenue

Our revenue is derived from sales of food and beverages at our restaurants.

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Food and Paper Costs

Food and paper costs include the direct costs of food, beverages, and packaging. These vary with sales volumes, menu mix, and commodity prices.

Labor and Related Expenses

Labor and related expenses include wages, payroll taxes, workers’ compensation expense, benefits, and bonuses paid to our restaurant management teams. We expect labor expense to increase proportionately with restaurant revenue. Labor expense is influenced by minimum wages, payroll taxes, workers’ compensation claims, health care costs, and restaurant performance.

Occupancy Costs and Other Operating Expenses

Occupancy costs include rent and real estate taxes. Other restaurant operating expenses include utilities, advertising, credit card processing fees, supplies, and repairs and maintenance.

General and Administrative Expenses

General and administrative expenses are associated with corporate and administrative functions that support the development and operations of our restaurants, including compensation, benefits, travel expenses, stock compensation costs, and legal and professional fees. General and administrative expenses also include pre-opening costs and expenses above the restaurant level.

Depreciation and Amortization

Depreciation and amortization consist primarily of fixed asset depreciation, including of equipment and leasehold improvements.

Loss on Disposal of Assets

Loss on disposal of assets includes losses from retirement, replacement, or write-off of equipment and leasehold improvements.

Interest Expense, Net

Interest expense, net, consists primarily of interest on our outstanding debt. Debt issuance costs are amortized, at cost, over the life of related debt.

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Comparison of Results of Operations for the Thirteen Weeks Ended March 29, 2015 and March 30, 2014

Our operating results for the thirteen weeks ended March 29, 2015, and March 30, 2014, in absolute terms, and expressed as percentages of revenue, are compared below.

			Thirteen Weeks Ended
	March 29, 2015		March 30, 2014		Increase / (Decrease)
Statement of Operations Data:	($)	(%)	($)	(%)	($)	(%)
Revenue	$1,257,178		$1,063,016		$194,162	18.3
Cost of operations
Food and paper costs	523,664	41.6	419,529	39.5	104,135	24.8
Labor and related expenses	384,552	30.6	347,918	32.7	36,634	10.5
Occupancy and other operating expenses	154,159	12.3	153,902	9.6	257	*

Restaurant operating expenses
General and administrative expenses	113,218	9.0	79,701	7.5	33,517	42.0
Depreciation and amortization	10,656	*	25,111	2.3	(14,455)	(57.6)

Total costs and expenses	1,186,249	94.4	1,026,161	93.5	160,088	15.6

Income from operations	70,929	5.6	36,855	3.5	34,074	92.5
Interest expense, net	(12,702)	*	(14,771)	1.3	(2,069)	(14.0)
Net income	$58,227	4.6	$22,084	2.1	$36,143	163.6

_______________

* Less than 1%.

Restaurant Revenue

For the quarter, restaurant revenue increased $194,162, or 18.3%, compared to the first quarter of fiscal 2014, due primarily to unusually warm winter weather and favorable economic conditions in the markets we serve which are enjoying high employment as a result of the growth of the oil and gas industry. The growth in restaurant sales was primarily the result of an increase in customer traffic compared to the prior year. Same store sales increased by 18% during the quarter ending March 29, 2015 compared to the prior year quarter.

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Food and Paper Costs

For the current quarter, food and paper costs increased $104,135, or 24.8% compared to the first quarter of fiscal 2014 due to a $99,113 increase in food costs and a $5,022 increase in paper costs, in each as a result of increased sales. Food and paper costs as a percentage of restaurant revenue were 41.6% in the first quarter of fiscal 2015 and 39.5% in the first quarter of fiscal 2014. This percentage was up 2.1% due to higher commodity costs.

Labor and Related Expenses

For the current quarter, payroll and benefit expenses increased $36,634, or 10.5%, compared to the first quarter of fiscal 2014. This increase was attributable primarily to increased labor costs resulting from increased hours as a result of increased sales, higher average hourly wages, especially in western North Dakota, where wage pressures are driven by competition for employees to work in the oil fields. These increases were partially offset by lower medical insurance costs, due to restructuring the health care plan.

Occupancy and Other Operating Expenses

For the current quarter, occupancy and other operating expenses increased by $257, or less than one percent, compared to the first quarter of fiscal 2014. For the quarter, maintenance cost such as snow removal and lawn care and travel related expenses for operations personnel decreased offset by increased promotional expenses, attributable principally to increased sales.

Depreciation and Amortization Costs

For the current quarter, depreciation and amortization costs decreased $14,455, or 57.6%, compared to the first quarter of fiscal 2014. The decrease was due primarily to declining depreciation expense in our aging restaurants and equipment.

General and Administrative Expenses

For the current quarter, general and administrative expenses increased $33,517, or 42%, compared to the first quarter of fiscal 2014. The increase was attributable primarily to professional and other costs associated with the consummation of the Merger and general and administrative expenses incurred in connection with that transaction and a decrease in executive travel expenses related to reviewing prospective properties. General and administrative expenses as a percentage of total revenue were 9% in the fiscal 2015 quarter, compared to 7.5% in fiscal 2014 quarter. This increase was due primarily to the increased costs noted above, partially offset by increased revenue.

Interest Expense, Net

For the current quarter, interest expense, net, decreased $2,069, or 14%, compared to the first quarter of fiscal 2014. Interest expenses as a percentage of total revenue were less than 1% in the first quarter of 2015, compared to 1.3% in the first quarter of fiscal 2015. This decrease was due primarily to lower principal balances.

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Results of Operations for the Fiscal Years Ended December 29, 2013 and December 28, 2014

Our operating results for the fiscal years ended 2014, and 2013, in absolute terms and expressed as a percentage of total revenue, are compared below:

	Fiscal Year ended
	December 28, 2014		December 29, 2013		Increase / (Decrease)
	($)	(%)	($)	(%)	($)	(%)
Statement of Operations Data:
Revenue	$5,310,102		$4,897,533		$412,569	8.4
Cost of operations
Food and paper costs	2,192,081	41.4	1,891,838	38.6	300,243	15.8
Labor and related expenses	1,642,915	30.9	1,472,067	30.0	170,848	11.6
Occupancy and other operating expenses	646,935	12.2	647,623	13.2	(688)	*

Restaurant operating expenses
General and administrative expenses	447,810	8.4	456,414	9.3	(8,604)	(1.8)
Depreciation and amortization	100,443	1.9	214,029	4.4	(113,586)	53.1
Gain on disposal of assets	(35,283)	*	(102,564)	2.1	(67,281)	65.6

Total costs and expenses	4,994,901	94.1	4,579,407	93.5	415,494	9.1

Income from operations	315,201	5.3	318,126	4.4	(2,925)	*
Interest expense, net	(55,661)	1.0	(63,072)	1.3	(7,411)	(11.8)

Net income	$259,540	4.9	$255,054	5.2	$4,486	1.8

__________

* Less than 1%.

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Restaurant Revenue

In fiscal 2014, restaurant revenue increased $412,569, or 8.4%, compared to fiscal 2013, due primarily to favorable economic conditions in the markets we serve which are enjoying high employment as a result of the growth of the oil and gas industry. The growth in restaurant sales was primarily the result of an increase in customer traffic compared to the prior year. We anticipate that gross revenue will increase in real terms in fiscal 2015 as we add new company-owned restaurants.

Food and Paper Costs

Food and paper costs increased $300,243, or 15.8% in fiscal 2014 compared to fiscal 2013 due to a $296,197 increase in food costs and a $15,297 increase in paper costs. This increase was due primarily to higher commodity costs. Food and paper costs as a percentage of restaurant revenue were 41.41% in fiscal 2014 and 38.63% in 2013. This percentage was up 2.78% due to higher commodity costs. We experienced a cost increase of 28% for beef during 2014. We anticipate continued cost pressure on several core commodities, including beef, and expect our food and packaging costs as a percentage of sales to be higher in fiscal 2015 than in fiscal 2014 both in real terms, as we add restaurants and as a percentage of sales.

Labor and Related Expenses

Payroll and benefit expenses increased $170,848, or 11.6%, in fiscal 2014 compared to fiscal 2013. This increase was attributable primarily to increased labor costs resulting from higher average hourly wages, especially in western North Dakota, where wage pressures are driven by competition for employees to work in the oil fields. These increases were partially offset by lower medical insurance costs, due to restructuring the health care plan. Payroll and benefit expenses as a percentage of restaurant revenue were 30.9% in fiscal 2014, compared to 30% in fiscal 2013. We anticipate payroll and other employee benefit costs will increase in real terms in 2015 as we add new restaurants but that it will decrease as a percentage of sales in 2015 as a result of the recognition of revenue from new restaurants.

Occupancy and Other Operating Expenses

Occupancy and other operating expenses decreased by $688 in fiscal 2014, compared to fiscal 2013. During fiscal 2014, maintenance cost such as snow removal and lawn care and travel related expenses for operations personnel decreased offset by increased credit card expenses, attributable principally to increased sales. We expect occupancy costs and other operating expenses to increase in real terms and as a percent of sales as new restaurants are developed and as a result of our aging physical plan and infrastructure.

Depreciation and Amortization Costs

Depreciation and amortization costs decreased $5,618 in fiscal 2014 compared to fiscal 2013, or 1.44%, from $15,059 to $9,441. The decrease was due primarily to declining depreciation expense in our aging restaurants and equipment.

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General and Administrative Expenses

General and administrative expenses decreased $8,604, or 15%, in fiscal 2014 compared to fiscal 2013. The decrease was attributable primarily to a decrease in executive travel expenses related to reviewing prospective properties. General and administrative expenses as a percentage of total revenue were 8.4% in fiscal 2014, compared to 9.3% in fiscal 2013. This decrease was due primarily to the lower costs noted above, partially offset by increased revenue.

Gain on disposal of assets

During fiscal 2014, BTND sold a parcel of land that it determined not to develop. The property was sold for a gain of $35,283.

Interest Expense, Net

Interest expense, net, decreased $7,411, or 11.8%, in fiscal 2014, compared to fiscal 2013. Interest expenses as a percentage of total revenue were 1% in 2014, compared to 1.3% in fiscal 2013. This decrease was due primarily to lower principal balances.

Liquidity and Capital Resources

Our primary sources of liquidity and capital resources have been cash provided from operations and cash and cash equivalents. Our primary requirements for liquidity and capital are new restaurants, existing restaurant capital investments (maintenance), development of a franchise program, interest payments on our debt, and working capital and general corporate needs. Our working capital requirements are not significant, since our customers pay for their purchases in cash or by payment card (credit or debit) at the time of sale. Thus, we are able to sell many of our inventory items before we have to pay our suppliers for them. Our restaurants do not require significant inventories or receivables.

As of March 29, 2015, we had a working capital deficit of $252,532 compared to a working capital deficit of $187,529 as of December 28, 2014 .

Cash and cash equivalents for the quarterly period were down $39,301 from the fiscal year ended December 28, 2014, as we used cash to pay internal and external expenses incurred in connection with the Merger and for distributions.

Although we had significantly more cash and cash equivalents in fiscal 2014 compared to fiscal 2013, during fiscal 2014 we accrued more expenses for which we used cash as compared to fiscal 2013, primarily attributable to an increase in reduction of the principal amount of debt and a distribution to our members, which we did not have in fiscal 2013.

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We anticipate that working capital deficits may be incurred in the future and possibly increase if and when we open new restaurants.

We believe that we will require significant additional capital to achieve our short and long-term objectives of opening three to six restaurants in fiscal 2015 in existing and new markets in the Midwest. We estimate an average total cash investment of $470,000 for each new restaurant. This figure includes cash allocated to the acquisition of real estate which we estimate at $350,000, for which we will contribute $87,500 of the purchase price in cash, or 25%, and the balance of which, $262,500, or 75%, that we will finance through third parties. Other preopening and opening costs associated with new restaurants, which we estimate will be approximately $382,500, include fixtures, construction, equipment, inventory, training, advertising, licensing and permitting, and miscellaneous costs. Real estate and finance costs may vary materially by location.

Currently, we are not generating sufficient cash flow from operations to fund the development of multiple new restaurants and will require financing to execute our plans. We may seek to raise such funds by way of equity or debt financings. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including opening new restaurants. We might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to open new restaurants and to respond to business challenges could be significantly limited.

Moreover, opening new restaurants entails numerous risks, including that new restaurants may not be profitable. The failure of new restaurants to perform as planned would have a material adverse effect on our business, financial condition and results of operations. This risk and the others we may encounter in opening new restaurants are described under the heading “Business - Risk Factors.”

In addition, we will need additional capital to fund the development of a franchise program, the amount of which we have not calculated. We anticipate that we will incur costs in connection with the development of a franchise program relating to the preparation of franchise offering materials, franchise manuals and operating procedures for our franchisees, and federal and state filing costs to register as a franchise. In addition, we will have to dedicate a portion of our managerial and administrative function to franchise activities, including advertising and other costs, and we may need to hire an individual dedicated to managing our franchise operations.

Cash Flows:

The following table presents summary cash flow information for the periods indicated.

	Thirteen Weeks Ended		Fiscal Year Ended
	March 29, 2015	March 30, 2014	2014	2013

Net cash provided by operating activities	$77,099	$35,398	$278,392	$470,714
Net cash used in investing activities	-	(12,801)	114,551	42,113
Net cash used in financing activities	(116,400)	(48,037)	(319,926)	(351,933)
Net (decrease) increase in cash	(39,301)	(25,440)	73,017	160,894

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Operating Activities

In the first quarter of fiscal 2015, net cash provided by operating activities increased by $41,701 compared to the comparable period in fiscal 2014. This improvement was due primarily to increased sales.

In fiscal 2014, net cash provided by operating activities decreased by $192,322 compared to fiscal 2013. This was due primarily to accounts payable.

Investing Activities

In the first quarter of fiscal 2015, net cash used in investing activities decreased by $12,801 compared to the comparable period in fiscal 2014. This decrease was due primarily to our remaining static with respect to purchases and sales of assets such as properties.

In fiscal 2014, net cash used in investing activities increased by $72,438 compared to fiscal 2013. This was due primarily to the sale of land that resulted in cash.

Financing Activities

In the first quarter of fiscal 2015, net cash used by financing activities increased by $63,363 compared to the comparable period in fiscal 2014. This was due primarily to a $61,294 increase in distributions to BTND’s members and the payment of principal and interest under our promissory note to BTAC Properties, Inc.

In fiscal 2014, net cash used by financing activities decreased by $32,007 compared to fiscal 2013. This was due primarily to due primarily to a reduction in distributions to BTND’s members.

Contractual Commitments as of December 29, 2014

The Company has contractual obligations and commercial commitments including long-term debt and lease obligations. The table below presents our future contractual obligations:

	Total	Less than 1 Year	1–3 Years	3–5 Years	More than 5 Years
Long-term debt	$853,346	$161,314	$542,793	$149,239	$0
Interest payments	$55,195	$46,708	$79,175	$7,391	$0
Capital leases	-0-	-0-	-0-	-0-	-0-
Operating leases	-0-	-0-	-0-	-0-	-0-

Total contractual obligations	$908,541

Our contractual commitments outstanding on March 29, 2015 have not changed materially since those reported in the table above.

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Off-Balance Sheet and Other Arrangements.

We did not have any off-balance sheet or similar arrangements for the fiscal years ended 2013 or 2014.

Qualitative and Quantitative Disclosure about Market Risk

Commodity Price Risk

We are subject to volatility in food costs as a result of market risk associated with commodity prices. Our ability to recover increased costs through higher pricing is, at times, limited by the competitive environment in which we operate. We do not enter into pricing agreements with any of our suppliers to manage these risks. Beef is our largest single food purchase and the price we pay for beef fluctuates weekly based on beef commodity prices. We do not currently manage this risk with commodity future and option contracts. A ten percent increase in the cost of beef would result in approximately $98,000 of additional food costs for the Company annually.

Seasonality and Inflation

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically slightly lower in the first and fourth quarters due to holiday closures and the impact of cold weather at all of our locations. Adverse weather conditions may also affect customer traffic, especially in the first and fourth quarters, when customers do not use our outdoor seating areas, which impacts the use of these areas and may adversely affect our revenue.

Management does not believe that inflation has had a material effect on income during the 2013 or 2014 fiscal years. Increases in food, labor or other operating costs could adversely affect the Company’s operations. In the past, however, the Company generally has been able to increase menu prices or modify its operating procedures to substantially offset increases in its operating costs.

Known Trends and Uncertainties

The cost of food has increased over the last two years and we expect prices to continue to rise in 2015. Beef costs increased by approximately 11% and 28% in 2013 and 2014, respectively. The Company did not implement a menu price increase in fiscal 2014 to keep pace with rising prices for beef. Given the competitive nature of the fast food burger restaurant industry, it may be difficult to raise menu prices to fully cover any future cost increases, but to the extent permitted by competition, we may implement additional menu price increases if deemed necessary. Additional margin improvements may have to be made through operational improvements, equipment advances and increased volumes to help offset these cost increases, due to the competitive state of the quick-service restaurant industry.

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Labor will continue to be a critical factor in the foreseeable future. In most areas where we operate our restaurants, there is a shortage of suitable labor. For example, in North Dakota and South Dakota, labor is at a premium driven by high demand for workers in the oil industry which has experienced a boom over the last several years. This has resulted in higher wages as the competition for employees intensifies, not only in the restaurant industry, but in practically all retail and service industries. It is crucial for the Company to develop and maintain programs to attract and retain quality employees.

In the 2014 State of the Union address, President Obama called on Congress to raise the national minimum wage from $7.25 to $10.10 an hour, which has not been voted on in Congress. In addition, two of the states in which our restaurants are located have enacted future minimum wage increases. In Minnesota, large employers, with an annual sales volume of $500,000 or more, such as our Company, the minimum wage is $8.00 which is set to rise to $9.00 on August 1, 2015 and $9.50 on August 1, 2016 and, thereafter, indexed annual increases are slated to go in effect as of January 1, 2018. In South Dakota, indexed annual increases are slated to go in effect as of January 1, 2016. The Company has estimated the annual impact on its labor costs for increased minimum wages already enacted would be approximately $5,000 in 2015 and $20,000 in 2016, which would have an adverse impact on labor costs paid by the Company in the future.

We have incurred increases in energy prices, including fuel and utilities, in recent history, as have most retail businesses. Continued increases in the cost of fuel and energy may be difficult to offset with additional menu price increases and could have an adverse effect on our business and operations.

Due to the competitive nature of the restaurant industry, site selection continues to be challenging as the number of businesses vying for locations with similar characteristics increases. This will likely result in higher purchase and occupancy costs for prime locations.

The cost of construction has also increased in recent history; in part due to labor shortages in the markets we serve which render construction laborers more expensive. We expect that costs to construct new restaurants in our existing and contiguous markets will be more expensive than several years ago but we expect to achieve higher restaurant sales volumes and/or margin improvements to offset these or addition construction cost increases. Construction cost increases could have an adverse effect on our business and operations, particularly for new restaurant development.

We expect that the development of a franchise program will require significant financial and personnel resources. We could expend such capital and not realize the anticipated return on our investment in the program.

Our business is subject to a wide range of federal, state and local regulations, which are subject to change in ways we cannot now anticipate. We are uncertain as to the effect, if any, that changes in the regulatory environment may have on our Company.

The Patient Protection and Affordable Care Act of 2010 (the “ACA”) requires employers to provide adequate and affordable health insurance for all qualifying employees or pay a monthly per-employee fee or penalty for non-compliance. The federal government continues to enact implementing regulations and to interpret provisions of the ACA. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could have a material adverse effect on our business, financial condition and results of operations.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of the date of this Current Report by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of our directors and named executive officers; and (iii) all officers and directors as a group. Unless otherwise indicated in the table, the persons named in the table have sole voting power and investment power with respect to the Common Stock set forth opposite the stockholder’s name, subject to community property laws, where applicable.

Percentages ownership calculations in the table are based on 11,000,000 shares of Common Stock outstanding as of the date of this Current Report, at which date, there were no outstanding options, warrants or other securities convertible into or exercisable for shares of Common Stock. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at 405 West Main Street, West Fargo, ND 58078.

Name of Beneficial Owner	Title	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Officers
Gary Copperud [1]	President, Chief Financial Officer and Director	2,279,530	20.72%
Jeff Zinnecker	Director	2,279,530	20.72%
All officers and directors as group (2 persons named above)
5% Stockholders
Sally Copperud [1]		2,279,530	20.72%
Sam Vandeputte		1,040,655	9.46%
Trost Family Limited Partnership		1,040,655	9.46%
Bryan Glass 20 West Park Avenue Long Beach NY 11561		589,000	5.35%

___________

1. Husband and wife. Each disclaims any beneficial ownership over the other’s shares.

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DIRECTORS AND EXECUTIVE OFFICERS

At the effective time of the Merger, our board of directors was reconstituted by the appointment of Gary Copperud and Jeffrey Zinnecker as directors, and the resignation of Bryan Glass as a director. Our executive management team was also reconstituted by the appointment of Mr. Copperud as our President and Chief Financial Officer and the resignation of Ronald Williams from his position as our President. The following table sets forth the name and positions of each of our directors and executive officers after the Merger.

Name	Age	Position
Gary Copperud	57	President, Chief Financial Officer and Director
Jeffrey Zinnecker	58	Director

Mr. Copperud was appointed to serve as the President, Chief Financial Officer and a director of the Company as of the Effective Date. He was a founding member of BTND in 2007 and served as BTND’s general manager and chief financial officer since its inception, in charge of all of BTND’s operations. From 1998 through April 2007, he was a director of Sten Corp., resigning when BTND acquired Burger Time Corporation. In addition, Mr. Copperud served as the President of Sten’s Burger Time Acquisition Corporation subsidiary from July 2004 until his resignation in April 2007. From 1992 to 2013, Mr. Copperud was a partner in Peak to Peak Financial, LLC which acquired, developed and sold real estate. Since 1993, Mr. Copperud has been president/general manager of CMM Properties, LLC, an investment company with holdings in real estate and securities, located in Fort Collins, Colorado. Prior to that, Mr. Copperud was self-employed in the fields of securities and real estate investment and development.

Jeffrey A. Zinnecker was appointed to serve as a director of the Company as of the Effective Date. He was a founding member of BTND in 2007 and, since March 2013, acted in the capacity of a director of BTND. Mr. Zinnecker is the president and principal owner of Zinncorp Inc., an information technology consulting company with offices in Minneapolis, Minnesota, which he founded in 1989. Prior thereto, Mr. Zinnecker was employed as a technology consultant for North States Power Company, now Xcel Energy.

Term of Office

Our directors and officers have been appointed for a term expiring at the end of the Company’s fiscal year or until their respective successors are duly elected and qualified or until their earlier resignation or removal in accordance with our amended and restated bylaws.

Family Relationships

There are no family relationships among our directors or officers.

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Corporate Governance

Code of Ethics

We have not adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that that establishes, among other things, procedures for handling actual or apparent conflicts of interest. Our Board of Directors intends to adopt such a formal code of ethics when it deems appropriate based on the size of our operations and personnel.

Board Meetings and Annual Meeting

During fiscal year ended December 31, 2014, the board of directors of Pretoria Resources did not meet. Pretoria Resources did not hold an annual meeting in 2014. In the absence of formal board meetings, the board of directors conducted all of its business and approved all corporate actions during the fiscal year ended December 31, 2014 by the unanimous written consent of its members, as permitted by and in conformity with the corporate laws of the State of Nevada.

During the fiscal year ended December 31, 2014, the members of BTND did not meet.

Audit Committee

The Company does not have and is not required to have a separately-designated standing audit committee. The Board performs the required functions of an audit committee, as permitted under applicable laws. The Board selects our independent registered public accountant, establishes procedures for monitoring and submitting information or complaints related to accounting, internal controls or auditing matters, engages outside advisors, and makes decisions related to funding the outside auditory and non-auditory advisors engaged by the Board.

Our management will consider adopting an audit committee charter and forming an audit committee as circumstances warrant.

Audit Committee Financial Expert

None of the current members of our board of directors qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Corporate Governance and Nominating Committee

The Company does not currently have and is not required to have either a corporate governance or nominating committee. The Board performs the required functions of a corporate governance and nominating committee, as permitted under applicable laws. Given our small shareholder base, our management believes that it is premature to establish a nominating committee. Our management will consider adopting corporate governance and nominating committee charters and forming a corporate governance and nominating committee as circumstances warrant.

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Compensation Committee

The Company does not currently have and is not required to have a compensation committee. The Board performs the required functions of a compensation committee, as permitted under applicable laws. Given our small shareholder base, our management believes that it is premature to establish a compensation committee. Our management will consider adopting a compensation committee charter and forming a compensation committee as circumstances warrant

Board Leadership Structure

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This will allow our Board the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, our Chief Executive Officer is also our Chairman. The Board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company, though the Board retains the authority to change this policy at any time if it deems it best for the Company. In making this determination, the Board considered, among other matters, the totality of Mr. Gary Copperud’s professional experience in the restaurant business, the real estate industry and the securities industry. The Board believes that this experience renders him the most qualified person to lead our Company as we transition from a private company to a public company and through its next phase of expansion. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plan.

Board Involvement in Risk Oversight

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board of directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the board of directors in reviewing our business strategy is an integral aspect of the board of directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full board of directors has overall responsibility for risk oversight, the board of directors may elect to delegate oversight responsibility related to certain risks committees, which in turn would then report on the matters discussed at the committee level to the full board of directors. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.

Stockholder and Interested Party Communications

Interested parties who want to communicate with the Board as a whole or any individual Board members should address their communications to the Board or the Board members , as the case may be, and send them to c/o BTND, LLC, 405 West Main Street, West Fargo, ND 58078, Attn.: Board of Directors.

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EXECUTIVE COMPENSATION

Compensation of Executive Officers and Directors of Pretoria Resources Prior to Merger

Pretoria did not pay any compensation to any person since its inception through the Effective Time. There are no contracts, agreements, plans or arrangements that provide for payments to the any person following, or in connection with the resignation, retirement or other termination of any person upon the change in control occasioned by the Merger.

Executive Compensation Paid by BTND Prior to Merger

The following table summarizes the compensation information paid for services to the Company in all capacities during the years ended December 31, 2013 and 2014 for our principal executive officer, principal financial officer, and each person whose total annual salary and bonus exceeded $100,000 as of the end of such periods:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)
Gary Copperud,	2014	$3,511			$3,511
Chief Executive Officer and Chief Financial Officer	2013	$11,462			$11,462

Employment Agreements with Executives

We have not entered into written employment agreements with any of our executive officers but we may do so in the future.

Compensation Plans

We have not adopted any compensation plans for the benefit of our employees, representatives or consultants. The Company does not have outstanding any options, warrants or other rights outstanding that entitle anyone to acquire shares of capital stock.

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CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party during the period commencing on January 1, 2013 through the date of this Current Report or in any proposed transaction to which we are proposed to be a party:

•	In the case of Pretoria Resources, any of its directors or officers and, in the case of BTND, any of its members;
•	Any proposed nominee for election as our director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
•

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company.

Related Party Transactions in Pretoria Resources

As previously reported in a Current Report on Form 8-K filed by the Company with the SEC on December 17, 2014, on November 14, 2013, Gail Davis, the Company’s founder and former sole stockholder, director and officer through December 23, 2008, forgave all debt owed by the Company evidenced by a promissory note in the aggregate amount of $22,600 ($15,000 of principal plus $7,200 of accrued interest).

During the twelve months ended December 31, 2013, the Company borrowed an aggregate of $14,095 from Allison Carroll, our sole officer, director and stockholder through December 17, 2014, and had borrowed an aggregate of $75,315 from its current and former affiliates since inception, all of which has been forgiven by such persons. These loans had been evidenced by promissory notes payable on demand with interest calculated at the rate of 8% per year. The proceeds from the loans were utilized by the Company principally to cover the costs and expenses incurred in connection with the preparation and filing of reports by the Company under the Exchange Act.

Pursuant to the December 2014 Agreement, Allison Carroll, a current director of the Company and its former sole stockholder and officer prior to said date, forgave all debt owed to her by the Company in the aggregate principal amount of $75,315 and cancelled the promissory note evidencing such debt.

Prior to the Merger, Pretoria utilized office space provided by its officers free of charge.

Related Party Transactions in BTND

In August 2013, the Company and BTND West, LLC, a wholly owned subsidiary of the Company as of the date of the transaction, borrowed the sum of $272,000 from BNC National Bank (“BNC”) for the purpose of acquiring certain real property located in Sidney, Montana, which was sold in July 2014. The loan was made pursuant to a Loan Agreement and other agreements dated August 8, 2013, including a promissory note in the principal amount of $272,000 evidencing the debt under the loan agreement. The loan matures on November 8, 2018 and bears interest at a variable rate equal to the prime rate plus 1.75%, payable in monthly installments of principal and interest. The BNC loan is secured by a mortgage on the Company’s property located at 200 South Lewis Avenue, Sioux Falls, South Dakota and a security agreement by which BTND granted a security interest in all of its tangible and intangible property, including its accounts receivable. Gary Copperud, our President and a member of our board of directors, provided his unsecured, unconditional guarantee of the payment and performance of all existing and future debt and other obligations owed by BTND to BNC. The documents executed by BTND in connection with this loan contain customary representations, warranties and covenants of BTND and Mr. Copperud, as the case may be. As of December 31, 2014, BTND remained indebted to BNC in the principal amount of $218,764 under these loan documents. In March 2015, BTND distributed its interest in BTND West to its members. Accordingly, BTND West is no longer a subsidiary of BTND; however, BTND continues to remain liable for the debt incurred under the BNC loan documents.

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During 2013 and 2014, BTND leased 4,000 square feet of office space located at 123 1st Street SW, Minot, North Dakota from Minot 123, LLC, a North Dakota limited liability company of which Gary Copperud is a member. BTND leased the property on a month to month basis without the benefit of a written lease. During 2013, BTND paid to Minot 123 the sum of $35,279 in annual rent, or approximately $2,921 per month, and in 2014, BTND paid an aggregate of $83,674 in rent, or approximately $6,973 per month. BTND no longer leases this space.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our Company, we do not at this time have a formal written policy regarding the review of related party transactions, and rely on our full board of directors to review, approve or ratify such transactions and identify and prevent conflicts of interest. Our board of directors reviews any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person’s affiliates or immediate family members. Management aims to present transactions to our board of directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our board of directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our board of directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests and the best interest of our stockholders.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Our Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We ultimately intend to appoint such persons to our Board and committees of our Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of April 21, 2015, there were 10 holders of record of 11,000,000 outstanding shares of our common stock.

Our common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management expects that it will seek to identify a market maker to apply to quote our common stock on the over-the-counter bulleting board ("OTCBB") but has not entered into an arrangement with any market maker to file the required application to commence such quotations as of this time. We cannot assure you that we will identify a market maker to sponsor our common stock to be admitted to quotation on the OTCBB, that our common stock will be admitted to quotation on the OTCBB or, if it is, that a trading market for our common stock will ever develop.

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The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities convertible into or exchangeable for shares of our common stock.

Shares Eligible for Future Sale

All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, because they were issued in private transactions not involving a public offering.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for the resale of securities issued by any shell companies like us (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act ;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our stockholders is currently able to sell shares of our common stock in reliance on Rule 144. Assuming we continue to meet the requirements set forth above, Rule 144 will become available to our stockholders one year after the date of this report. Our stockholders may currently resell their shares of our common stock only pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration.

RECENT SALES OF UNREGISTERED SECURITIES

The following summarizes all sales of unregistered securities by us and BTND within the past three years:

Pretoria Resources:

On March 12, 2015, Pretoria sold 89,000 shares of common stock to Bryan Glass in consideration of the payment of $8.90, or $0.0001 per share. The sale of such stock was made in a privately negotiated transaction that did not involve a public offering of securities and, accordingly, we believe that such transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. Mr. Glass represented to us in connection with his investment that he was an “accredited investor” (as defined by Rule 501 under the Securities Act) and was acquiring the shares for investment and not distribution, that he could bear the risks of the investment and could hold the securities for an indefinite period of time. The investor received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The securities sold in this transaction are deemed restricted securities for purposes of the Securities Act.

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BTND:

BTND has not sold or issued any securities during the last three years.

DESCRIPTION OF SECURITIES

The following description of our common stock and our preferred stock is a summary. Reference is made to our articles of incorporation for a complete description of our capital stock.

Authorized Capital Stock

We are authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock, each with a par value of $0.0001 per share. As of the date of this Current Report, 11,000,000 shares of common stock are issued and no shares of preferred stock have been designated or issued.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of preferred stock. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. Holders of our common stock do not have the right to cumulate their votes in the election of directors.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock in any market that may develop for such securities.

The board of directors has the authority to issue the authorized but unissued shares of our capital stock without action by the stockholders. The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

Dividend Policy

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article X of our amended and restated bylaws provides that:

•

no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director except with respect to (i) a breach of the director’s loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability which may be specifically defined by law or (iv) a transaction from the director derived an improper personal benefit; and

•	the Company shall indemnify to the fullest extent permitted by law each person that such law grants to the Company power to indemnify.

Any amendment to or repeal of our articles of incorporation or amended and restated bylaws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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FINANCIAL STATEMENTS AND EXHIBITS

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 3.02.

Item 5.01. Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, our board of directors was reconstituted by the appointment of Gary Copperud and Jeffrey Zinnecker, with Mr. Copperud serving as Chairman of the Board, and the resignations of Bryan Glass as a director.

At the Effective Time, our executive management team was also reconstituted and Ronald Williams resigned from his position as the Company’s President. Upon the Effective Time, Gary Copperud was appointed to serve as the Company’s President and Chief Financial Officer. Biographical and other information regarding these individuals is provided under the caption “Directors and Executive Officers” in Item 2.01 above, which is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2015, our board of directors and stockholders approved and adopted our amended and restated bylaws in substitution for our bylaws. A copy of the amended and restated bylaws is filed as Exhibit 3.2 (c) to this Current Report.

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Item 5.06. Change in Shell Company Status.

As described in Item 1.01 above, which is incorporated by reference into this Item 5.06, upon completion of the Merger, we ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act).

Item 9.01. Financial Statements and Exhibits.

(a) As a result of its acquisition of BTND as described in Item 2.01, the registrant is filing herewith BTND’s audited financial statements as of and for the fiscal years ended December 31, 2013 and 2014 as Exhibit 99.1 to this Current Report.

( b) Pro Forma Financial Information

Except as set forth in the paragraph below relating to pro forma per share information, pro-forma statements of operations of the Company for the year ended December 28, 2014 and for the three months ended March 29, 2015 and the March 29, 2015 pro-forma balance sheet, are not presented, as pro forma financial information for these periods would be similar to the historical statements of operations of BTND, LLC (filed herein) for each period due to the limited assets and operations of the shell company.

Pro forma income per share for the year ended December 28, 2014 and for the three months ended March 29, 2015 (considering the retroactive restatement to reflect the new capital structure as a result of the reverse merger) would be $.02 and $.01, respectively, per share; the pro forma weighted average number of common shares outstanding (basic and diluted) would be 11,000,000 for each period presented. The weighted average number of diluted shares outstanding for each period presented would be equal to the weighted average number of basic shares outstanding, as no common stock equivalents were outstanding.

(d) Exhibits. The following exhibits are being filed herewith this Current Report:

Exhibit No.	Description	Location Reference
2.1	Agreement and Plan of Merger dated September 27, 2007, among the registrant, Pretoria Resources, Inc., a Delaware corporation, and Pretoria Resources Two, Inc., a Nevada corporation.	1
2.2	Agreement and Plan of Merger dated April 6, 2015, by and among the Registrant, BTND Merger Sub LLC, BTND, LLC, all of the members of BTND, and Titan Asset Advisors LLC.	3
2.3	Amendment to Agreement and Plan of Merger dated April 14, 2015, by and among the Registrant, BTND Merger Sub LLC, BTND, LLC, all of the members of BTND, and Titan Asset Advisors LLC	4
2.4	Statement of Merger as filed with the Secretary of State of the State of Colorado on April 21, 2015	4
3.1(a)	Certificate of Incorporation of Pretoria Resources, Inc., a Delaware corporation	1
3.1(b)	Articles of Incorporation of Pretoria Resources Two, Inc., a Nevada corporation	1
3.1(c)	Articles of Organization of BTND, LLC.	4
3.1(d)	Limited Liability Company Operating Agreement of BTND, LLC.	4
3.2(a)	By-laws of Pretoria Resources Two, Inc., a Delaware corporation.	1
3.2(b)	By-laws of Pretoria Resources Two, Inc., a Nevada corporation.	1
3.2(c)	Amended and Restated Bylaws.
10.1	Letter from Gail Davis to the registrant dated November 14, 2013 forgiving all debt owed by the registrant to Ms. Davis.	2
10.2	Agreement dated December 17, 2014, among Pretoria Resources Two, Inc. Allison Carroll, Bryan Glass and Ronald Williams.	2
10.3	Asset Purchase Agreement dated May 11, 2007, retroactive to April 29, 2007, between the BTND, LLC and Burger Time Acquisition Corporation.	4
10.4	Subordinated Promissory Note in the original principal amount of $1,886,431.94 dated April 28, 2007 made by BTND, LLC in favor of Burger Time Acquisition Corporation.	4
10.5	Note dated April 15, 2005 in the original principal amount of $1,060,000 made by BTAC Properties, Inc. in favor of Standard Insurance Company.	4

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10.6	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated April 15, 2005 between BTAC Properties, Inc. and Standard Insurance Company relating to four restaurant properties located in Minnesota.	4
10.7	Note dated April 15, 2005 in the original principal amount of $995,000 made by BTAC Properties, Inc. in favor of Standard Insurance Company.	4
10.8	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated April 15, 2005 between BTAC Properties, Inc. and Standard Insurance Company relating to four restaurant properties located in South Dakota.	4
10.9	Loan Agreement dated August 8, 2013, by and among BTND, LLC, BTND West, LLC, Gary Copperud, as guarantor, and BNC National Bank.	4
10.10	Promissory note dated August 8, 2013, in the original principal amount of $272,000 issued by BTND, LLC and BTND West, LLC in favor of BNC National Bank.	4
10.11	Commercial Security Agreement dated August 8, 2013, made by BTND, LLC, in favor of BNC National Bank.	4
10.12	Collateral Real Estate Mortgage dated August 8, 2013, made by BTND, LLC in favor of BNC National Bank.	4
10.13	Guaranty of Gary Copperud in favor of BNC National Bank.	4
10.14	Agreement dated April 14, 2015 among BTND, LLC, BTAC Properties, Inc., Burger Time Acquisition Corporation and Sten Corporation.	4
10.15	Promissory note dated April 21, 2015, issued by BTND, LLC in favor of Titan Asset Advisors, LLC in the principal amount of $199,000.00.	4
21	Subsidiaries of the Registrant	5
23.1	Consent of Independent Registered Public Accounting Firm	5
99.1	Audited Financial Statements of BTND, LLC for the years ended December 31, 2013 and 2014	4
99.2	Unaudited quarterly consolidated financial statements of BTND, LLC as of and for the fiscal quarters ended March 30, 2014 and March 29, 2015	5

Location Reference
1	Incorporated by reference to the registrant's registration statement on Form 10 as filed on November 7, 2007.
2	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on December 18, 2014.
3	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on April 6, 2015.
4	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on April 6, 2015.
5	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRETORIA RESOURCES TWO, INC.

Date: May 14, 2015	By:	/s/ Gary Copperud
Gary Copperud, President

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